1Q 2015 ALEXANDRIA REAL ESTATE EQUITIES, INC. EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION | NYSE:ARE

ALEXANDRIA®

FIRST QUARTER ENDED MARCH 31, 2015

Cambridge

New York City

San Francisco

WWW.ARE.COM

PROPRIETARY MATERIALS © 2015 ALEXANDRIA REAL ESTATE EQUITIES, INC.

CONFERENCE CALL INFORMATION:

Tuesday, April 28, 2015
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 856-1955 or (719) 325-4784
Confirmation Code: 2665879

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President, Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

URBAN INNOVATION CLUSTER CAMPUSES

FOCUS ON CLASS A MISSION-CRITICAL FACILITIES

Provider of innovative, efficient, and creative space to enhance ability of high-quality client tenants to successfully recruit and retain world-class talent

DISCIPLINED ALLOCATION OF CAPITAL

Invest in high-quality value-creation projects in long-term higher value submarkets

High-value, Class A assets in AAA locations drive productivity and success for Alexandria's innovative client tenants

Focus on growth in FFO per share and NAV

WWW.ARE.COM

PROPRIETARY MATERIALS © 2015 ALEXANDRIA REAL ESTATE EQUITIES, INC.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Table of Contents

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 5 of the earnings press release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	i

Alexandria Real Estate Equities, Inc.
Reports

First Quarter Ended March 31, 2015
Financial and Operating Results

FFO Per Share – Diluted, of $1.28 for 1Q15, up 9.4% over 1Q14
EPS – Diluted of $0.25 for 1Q15
Total Revenues of $196.8 million for 1Q15, up 11.7% over 1Q14

PASADENA, CA. – April 27, 2015 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the first quarter ended March 31, 2015.

“Our results for the first quarter of 2015 highlight both the strength of our operating fundamentals and our unique real estate platform strategy focused on Class A assets in urban innovation cluster campuses located in Greater Boston, the San Francisco Bay Area, New York City, and San Diego. Our growth in FFO and NAV continued into the first quarter of 2015, as we reported FFO per share of $1.28, up 9.4% over the first quarter of 2014. Growth in FFO and cash flows for the quarter was again driven by strong internal growth, including 18.5% cash rental rate increases on lease renewals/re-leasing of space and a 7.8% cash same property NOI increase. Our value-creation pipeline continued to deliver significant earnings and NAV growth with highly leased projects located in collaborative urban innovation campuses. Furthermore, we delivered 494,477 RSF into service, including 388,270 RSF at 75/125 Binney Street in March 2015. We also commenced the ground-up development at 50/60 Binney Street in our Cambridge submarket, with 98% of the project leased or under negotiation, including 251,234 RSF leased to Sanofi for 97% of 50 Binney Street. Our value-creation deliveries during the quarter decreased our non-income producing assets as a percentage of total assets to 12%.

“With our operating properties generating steady growth and our value-creation pipeline producing significant additional growth of NOI, EBITDA, and NAV, we remain confident in our ability to deliver strong results in 2015 while improving our net debt to adjusted EBITDA to <7.0x by year-end,” said Joel S. Marcus, Chairman, Chief Executive Officer, and Founder of Alexandria Real Estate

Equities, Inc.
Results

•	Funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted:

•	$1.28 per share for 1Q15, up 9.4%, compared to
$1.17 per share for 1Q14

•	$91.3 million for 1Q15, up $8.3 million, or 9.9%, compared to
$83.1 million for 1Q14

•	Net income attributable to Alexandria’s common stockholders – diluted:

•	$17.8 million, or $0.25 per share, for 1Q15, compared to
$32.7 million, or $0.46 per share, for 1Q14

•	Results for 1Q15, included an impairment of real estate of $14.5 million, or $0.20 per share

Core operating metrics

•	Total revenues of $196.8 million for 1Q15, up $20.6 million, or 11.7%, compared to $176.2 million for 1Q14

•	Net operating income (“NOI”), including our share of unconsolidated joint ventures, of
$136.4 million for 1Q15, up $12.7 million, or 10.3%, compared to
$123.7 million for 1Q14

•	Same property NOI increase of 2.3% and 7.8% (cash basis) for 1Q15, compared to 1Q14

•	Executed leases for 1,022,669 rentable square feet (“RSF”) during 1Q15, including:

•	251,234 RSF to Sanofi at 50 Binney Street in our Cambridge submarket

•	145,946 RSF to Illumina, Inc. (“Illumina”) at 5200 Illumina Way in our University Town Center submarket

•	83,561 RSF to Massachusetts Institute of Technology (“MIT”) at 600 Technology Square in our Cambridge submarket

•	30.8% and 18.5% (cash basis) rental rate increase on lease renewals and re-leasing of space aggregating 489,286 RSF

•	Occupancy for properties in North America, as of 1Q15:

•	96.8% occupancy for operating properties, up 20 basis points (“bps”) from 1Q14

•	95.9% occupancy for operating and redevelopment properties, up 80 bps from 1Q14

•	Operating margins steady at 69% for 1Q15

•	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”)
margins solid at 64% for 1Q15

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

External growth: value-creation projects and acquisitions

Value-creation projects

•	Development and redevelopment value-creation projects were on average 90% leased or under negotiation (71% leased and 19% under negotiation)

•	1Q15 key deliveries of value-creation projects:

•	388,270 RSF, primarily to ARIAD Pharmaceuticals, Inc. at 75/125 Binney Street in our Cambridge submarket

•	43,209 RSF to various client tenants at 430 East 29th Street in our Manhattan submarket

•	60,891 RSF to Receptos, Inc. and The Medicines Company at 3013/3033 Science Park Road in our Torrey Pines submarket

•	1Q15 key commencements of value-creation development projects:

•	Commenced a 530,477 RSF value-creation development project at 50/60 Binney Street located in our Cambridge submarket; 98% leased or under negotiation, including 47% leased to Sanofi.

Acquisitions

•
In January 2015, we completed the acquisition of 640 Memorial Drive in the Cambridge submarket for $176.5 million. This property is a 225,504 RSF Class A, LEED® Gold Certified, office/laboratory building in Mid-Cambridge, near the MIT campus, and it is 100% leased to two high-quality life science client tenants pursuant to long-term leases. In connection with the acquisition, we assumed a secured note payable of $82.0 million with an interest rate of 3.93% and a maturity date in 2023.

•
In January 2015, we executed an agreement to purchase the outstanding 10% noncontrolling interest in our flagship campus at Alexandria Technology Square® in our Cambridge submarket for $108.3 million. The first installment of $54.3 million was paid on April 1, 2015, and the second installment of $54.0 million is due on April 1, 2016.

Balance sheet

•	$11.3 billion total market capitalization as of March 31, 2015

•	12% non-income-producing assets (percentage of gross investments in real estate)

•	7.5x net debt to adjusted EBITDA – 1Q15 annualized;
2015 target range from 6.5x to 7.5x, with goal of <7.0x by 4Q15

•	3.3x fixed charge coverage ratio – 1Q15 annualized; 2015 target range from 3.0x to 3.5x

•
Executed additional interest rate swap agreements in March and April 2015, with an aggregate notional amount of $750 million to increase notional hedged variable-rate debt to $950 million during 2015 and a minimum of $800 million during 2016.

•	19% unhedged variable-rate debt as a percentage of total debt as of March 31, 2015

LEED statistics and other awards

•	As of March 31, 2015, 53 LEED projects, including 32 LEED certified projects aggregating 4.8 million RSF and 21 additional LEED projects in process aggregating 4.0 million square feet.

•	54% of our total annualized base rent (“ABR”) will be generated from LEED projects upon completion of our in-process projects.

•
In March 2015, we were awarded the 2015 Owner of the Year Award by the Engineering News-Record New England for outstanding work developing dynamic campuses for our client tenants in our Greater Boston market.

•
In March 2015, we were awarded the 2014 Land Deal of the Year Award by the San Francisco Business Times for our signature land acquisition of 1455/1515 Third Street in our Mission Bay submarket, 100% pre-leased to Uber Technologies, Inc.

•
In March 2015, we were awarded the Deal of the Year Award by the San Diego Business Journal for our role in expanding Illumina’s campus and supporting the company’s growth in our University Town Center submarket.

Subsequent events

In April 2015:

•	We amended the employment agreement with Joel S. Marcus to extend his term as our CEO through March 31, 2018.

•
We leased 300,000 RSF, or 100%, to Stripe, Inc. at 510 Townsend Street in our SoMa submarket of the San Francisco Bay Area. We expect to commence ground-up development of this build-to-suit project in 2015, upon receipt of Prop M entitlement allocation.

•
We leased 106,173 RSF, or 75%, to Eli Lilly and Company at our 10300 Campus Point Drive project in our University Town Center submarket in San Diego. We expect to commence ground-up development of our 142,034 RSF project in 2015, upon receipt of permits/approvals.

•
We leased 80,000 RSF to Juno Therapeutics, Inc. at 400 Dexter Avenue North in our Lake Union submarket in Seattle. Juno Therapeutics, Inc. has an expansion option for 71,000 RSF. We expect to commence ground-up development of our 287,806 RSF project in 2015, upon receipt of master use plan approval.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Guidance
(Dollars in thousands, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and other assumptions for the year ending December 31, 2015.  There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on the following page.

Summary of Key Changes in Guidance		Description
FFO per share diluted	+ $0.02	Midpoint of range increased by $0.02 to $5.22 and narrowed range from $0.20 to $0.10, driven by strong rental rate increases on leasing activity
Net debt to Adjusted EBITDA – 4Q15 annualized	<7.0x	See below for summary of key changes to sources and uses of capital
Uses of capital:	Midpoint	Description
Acquisition	$200,000
• $200 million of incremental acquisitions of value-creation development opportunities primarily in the Mission Bay/SoMa submarket, including a $135 million non-cash transaction (tax-deferred structure)

Increase in uses of capital	$200,000
Sources of capital:
Non-cash acquisition	$135,000	• Partial repayment and refinancing of the outstanding $375 million 2016 Unsecured Senior Bank Term Loan
Increase in pending sales	85,000
Remainder/asset sales	180,000	• $200 million net reduction in debt from additional asset sales/remainder
Net reduction in debt	(200,000)
Net increase in sources of capital	$200,000

EPS and FFO Per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share	$1.42 to $1.52
Add: depreciation and amortization	3.57
Add: impairment of real estate	0.20
Other	(0.02)
FFO per share	$5.17 to $5.27

Key Assumptions	Low	High
Occupancy percentage for operating properties in North America as of December 31, 2015	96.9%	97.4%

Same property performance:
NOI increase	0.5%	2.5%
NOI increase (cash basis)	5.0%	7.0%

Lease renewals and re-leasing of space:
Rental rate increases	14.0%	17.0%
Rental rate increases (cash basis)	8.0%	10.0%

Straight-line rent revenue	$45,000	$50,000
General and administrative expenses	$55,000	$59,000
Capitalization of interest	$35,000	$45,000
Interest expense	$106,000	$116,000

Key Credit Metrics
Net debt to Adjusted EBITDA – 4Q15 annualized	<7.0x
Fixed charge coverage ratio – 4Q15 annualized	3.0x to 3.5x
Non-income-producing assets as a percentage of gross investments in real estate as of December 31, 2015	10% to 15%

Key Sources and Uses of Capital	As of 3/31/15	Low	High
Sources of capital:
Net cash provided by operating activities after dividends	$31,000	$115,000	$135,000
Incremental debt	189,000	190,000	270,000
Non-cash acquisition	—	125,000	145,000
Remainder/asset sales (see next page)	68,000	615,000	695,000
Total sources of capital	$288,000	$1,045,000	$1,245,000

Uses of capital:
Construction	$111,000	$645,000	$745,000
Acquisitions	177,000	400,000	500,000
Total uses of capital	$288,000	$1,045,000	$1,245,000

Incremental debt:
Issuance of unsecured senior and other notes payable	$82,000	$385,000	$535,000
Borrowings under existing secured construction loans	30,000	80,000	130,000
Repayments of secured notes payable	(8,000)	(61,000)	(137,000)
Activity on unsecured senior line of credit/other	85,000	(214,000)	(258,000)
Incremental debt	$189,000	$190,000	$270,000

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Dispositions and other sources of capital
(Dollars in thousands)

Property – Market/Submarket	Date Sold	1Q15 Impairments		Number of Properties	Square Feet	Annual NOI (1)		Sales Price/NBV (2)
Dispositions in 1Q15
661 University Avenue – Canada/Toronto	January	$—		1	N/A	$(1,363)		$54,104			(3)
Other	January/ March	14,510	(4)	2	196,859	(595)		14,335
Dispositions in 1Q15		$14,510				$(1,958)		68,439

Pending and projected remainder/asset sales
500 Forbes Boulevard – San Francisco Bay Area/South San Francisco				1	155,685	$5,683		345,000 to 395,000
225 Binney Street – Greater Boston/Cambridge (target sale of 70% to 90% interest)				1	305,212	10,666	(5)
270 Third Street – Greater Boston/Cambridge (residential project under construction)				1	N/A	—
						$16,349

Other				3	166,441	$1,507	(6)	35,000

Completed and pending asset sales								450,000	to	500,000

Projected – remainder/asset sales (see summary on prior page)					TBD	TBD		165,000	to	195,000

Total dispositions completed and other sources of capital								$615,000	to	$695,000

(1)	Annualized using actual results for the quarter ended prior to date of sale or 1Q15 for pending and projected asset sales and other assets “held for sale” as of March 31, 2015.

(2)	Represents sale price for assets sold, estimated sale price for pending and projected asset sales, and net book value as of March 31, 2015, for other assets “held for sale.”

(3)
Represents land and land improvements that were subject to a ground lease prior to the sale with the Company as the lessee. Our annualized net operating loss of $1.4 million primarily represented ground rent expense. Prior to the completion of the sale in January 2015, our land and land improvements were leased to a client tenant and the client tenant was completing the construction of a 780,540 RSF building. Rental payments from the client tenant were anticipated to commence in the future upon completion and stabilization of the building.

(4)
During 1Q15, we committed to the sale of a vacant 175,000 RSF building located in Hyderabad, India. Accordingly, we recognized an impairment charge of $14.5 million to reduce the property’s net book value to our estimate of its fair value less cost to sell of $12.4 million. The impairment is primarily related to $7.5 million of increased project costs incurred during a longer-than-anticipated government permitting process to address additional building zoning requirements that arose subsequent to our acquisition of this building, as well as $4.2 million of foreign exchange losses. We estimated that $8.1 million of additional capital expenditures would have been required to complete and lease the building.

(5)	Represents estimated 80% (mid-point of range from 70% to 90%) joint venture share of annualized NOI of $13.3 million for the entire property for the quarter ended 1Q15.

(6)
Includes annualized net operating loss of $172 thousand related to one vacant building aggregating 21,940 RSF classified in discontinued operations in our accompanying consolidated statements of income. This is the only property classified in discontinued operations as of March 31, 2015.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Earnings Call Information

We will host a conference call on Tuesday, April 28, 2015, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2015. To participate in this conference call, dial (877) 856-1955 or (719) 325-4784 and confirmation code 2665879 shortly before 3:00 p.m. ET/12:00 p.m. noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, April 28, 2015. The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 2665879.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2015, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2015q1.pdf.

For any questions, please contact Joel S. Marcus, Chairman, Chief Executive Officer & Founder, at (626) 578-9693 or Dean A. Shigenaga, Executive Vice President & Chief Financial Officer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered, and self-managed real estate investment trust (“REIT”) focused on unique collaborative campuses in urban innovation clusters located in key coastal science and technology gateway cities, with a total market capitalization of $11.3 billion as of March 31, 2015, and an asset base of 30.7 million square feet, including 18.5 million RSF of operating and current value-creation projects, as well as an additional 2.2 million square feet of near-term and 10.0 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in AAA locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2015 earnings per share attributable to Alexandria’s common stockholders – diluted, 2015 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on, or non-renewal of, leases by client tenants, general and local economic conditions, a favorable capital market environment, performance of our operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Revenues:
Rental	$143,608	$140,873	$137,718	$134,992	$130,570
Tenant recoveries	48,394	45,282	45,572	40,944	41,682
Other income	4,751	2,519	2,325	466	3,934
Total revenues	196,753	188,674	185,615	176,402	176,186

Expenses:
Rental operations	61,223	56,881	57,423	52,353	52,507
General and administrative	14,387	13,861	12,609	13,836	13,224
Interest	23,236	22,188	20,555	17,433	19,123
Depreciation and amortization	58,920	57,973	58,388	57,314	50,421
Impairment of real estate	14,510	51,675	—	—	—
Loss on early extinguishment of debt	—	—	525	—	—
Total expenses	172,276	202,578	149,500	140,936	135,275

Equity in earnings of unconsolidated joint ventures	574	554	—	—	—
Income (loss) from continuing operations	25,051	(13,350)	36,115	35,466	40,911

(Loss) income from discontinued operations	(43)	1,722	(180)	(147)	(162)
Gain on sales of real estate – land parcels	—	5,598	8	797	—
Net income (loss)	25,008	(6,030)	35,943	36,116	40,749
Dividends on preferred stock	(6,247)	(6,284)	(6,471)	(6,472)	(6,471)
Preferred stock redemption charge	—	(1,989)	—	—	—
Net income attributable to noncontrolling interests	(492)	(1,362)	(1,340)	(1,307)	(1,195)
Net income attributable to unvested restricted stock awards	(483)	(489)	(506)	(405)	(374)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$17,786	$(16,154)	$27,626	$27,932	$32,709

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.25	$(0.25)	$0.39	$0.39	$0.46
Discontinued operations	—	0.02	—	—	—
Earnings per share – basic and diluted	$0.25	$(0.23)	$0.39	$0.39	$0.46

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	71,366	71,314	71,195	71,126	71,073

Dividends declared per share of common stock	$0.74	$0.74	$0.72	$0.72	$0.70

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	3/31/15		12/31/14	9/30/14	6/30/14	3/31/14
Assets
Investments in real estate	$7,388,059		$7,226,016	$7,197,630	$7,030,117	$6,930,262
Cash and cash equivalents	90,641		86,011	67,023	61,701	74,970
Restricted cash	56,704		26,884	24,245	24,519	30,454
Tenant receivables	10,627		10,548	10,830	10,654	10,619
Deferred rent	243,459		234,124	225,506	214,793	202,087
Deferred leasing and financing costs	199,576		201,798	199,835	193,621	192,618
Investments	283,062	(1)	236,389	177,577	174,802	169,322
Other assets	133,093		114,266	117,668	105,442	145,707
Total assets	$8,405,221		$8,136,036	$8,020,314	$7,815,649	$7,756,039

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$760,476		$652,209	$636,825	$615,551	$597,511
Unsecured senior notes payable	1,747,450		1,747,370	1,747,290	1,048,310	1,048,270
Unsecured senior line of credit	421,000		304,000	142,000	571,000	506,000
Unsecured senior bank term loans	975,000		975,000	975,000	1,100,000	1,100,000
Accounts payable, accrued expenses, and tenant security deposits	645,619	(2)	489,085	504,535	434,528	443,893
Dividends payable	58,824		58,814	57,549	57,377	55,860
Total liabilities	4,608,369		4,226,478	4,063,199	3,826,766	3,751,534

Commitments and contingencies

Redeemable noncontrolling interests	14,282		14,315	14,348	14,381	14,413

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	237,163		237,163	250,000	250,000	250,000
Series E cumulative redeemable preferred stock	130,000		130,000	130,000	130,000	130,000
Common stock	716		715	714	713	712
Additional paid-in capital	3,383,456		3,461,189	3,523,195	3,542,334	3,560,453
Accumulated other comprehensive income (loss)	29,213		(628)	(28,711)	(16,245)	(18,429)
Alexandria’s stockholders’ equity	3,780,548		3,828,439	3,875,198	3,906,802	3,922,736
Noncontrolling interests	2,022		66,804	67,569	67,700	67,356
Total equity	3,782,570		3,895,243	3,942,767	3,974,502	3,990,092
Total liabilities, noncontrolling interests, and equity	$8,405,221		$8,136,036	$8,020,314	$7,815,649	$7,756,039

(1)	Includes unrealized gains on publicly traded investments aggregating $81.9 million as of March 31, 2015, classified in accumulated other comprehensive income (loss) within stockholders’ equity.

(2)	In January 2015, we executed an agreement to purchase the outstanding 10% noncontrolling interest in Alexandria Technology Square® and recognized a liability of $114 million.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Funds From Operations and Adjusted Funds From Operations
(In thousands)
(Unaudited)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted. The table below includes our share of consolidated and unconsolidated joint venture amounts.

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Net income (loss) attributable to Alexandria’s common stockholders	$17,786	$(16,154)	$27,626	$27,932	$32,709
Depreciation and amortization (1)	59,202	58,302	58,388	57,314	50,421
Impairment of real estate – rental properties	14,510	26,975	—	—	—
Gain on sales of real estate – rental properties (2)	—	(1,838)	—	—	—
Gain on sales of real estate – land parcels	—	(5,598)	(8)	(797)	—
Amount attributable to noncontrolling interests/ unvested restricted stock awards:
Net income	975	1,851	1,846	1,712	1,569
FFO	(1,141)	(2,063)	(2,278)	(1,648)	(1,629)
FFO attributable to Alexandria’s common stockholders – basic and diluted (3)	91,332	61,475	85,574	84,513	83,070
Impairment of real estate – land parcels	—	24,700	—	—	—
Loss on early extinguishment of debt	—	—	525	—	—
Preferred stock redemption charge	—	1,989	—	—	—
Allocation to unvested restricted stock awards	—	(259)	(4)	—	—
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	91,332	87,905	86,095	84,513	83,070
Non-revenue-enhancing capital expenditures:
Building improvements	(2,278)	(1,989)	(2,405)	(1,255)	(1,780)
Tenant improvements and leasing commissions	(5,775)	(5,499)	(1,693)	(3,934)	(4,053)
Straight-line rent revenue (1)	(10,697)	(10,023)	(10,892)	(12,737)	(11,882)
Straight-line rent expense on ground leases	363	657	723	697	711
Amortization of acquired below market leases	(933)	(654)	(757)	(618)	(816)
Amortization of loan fees (1)	2,835	2,822	2,786	2,743	2,561
Amortization of debt (premiums) discounts	(82)	17	(36)	(69)	205
Stock compensation expense	3,690	4,624	3,068	3,076	3,228
Allocation to unvested restricted stock awards	118	98	71	90	94
AFFO attributable to Alexandria’s common stockholders – diluted	$78,573	$77,958	$76,960	$72,506	$71,338

(1)	Includes our share of consolidated and unconsolidated joint venture amounts.

(2)	Gain on sales of real estate – rental properties recognized during 4Q14 are classified in (loss) income from discontinued operations in the consolidated statements of income.

(3)
Calculated in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
(In thousands, except per share amounts)
(Unaudited)

The following table presents a reconciliation of earnings per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Reconciliations” section in our supplemental information. The table below includes our share of consolidated and unconsolidated joint venture amounts.

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.25	$(0.23)	$0.39	$0.39	$0.46
Depreciation and amortization	0.83	0.82	0.81	0.81	0.71
Impairment of real estate – rental properties	0.20	0.38	—	—	—
Gain on sales of real estate – rental properties	—	(0.03)	—	—	—
Gain on sales of real estate – land parcels	—	(0.08)	—	(0.01)	—
FFO per share attributable to Alexandria’s common stockholders – basic and diluted (1)	1.28	0.86	1.20	1.19	1.17
Impairment of real estate – land parcels	—	0.34	—	—	—
Loss on early extinguishment of debt	—	—	0.01	—	—
Preferred stock redemption charge	—	0.03	—	—	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.28	1.23	1.21	1.19	1.17
Non-revenue-enhancing capital expenditures:
Building improvements	(0.03)	(0.03)	(0.03)	(0.02)	(0.03)
Tenant improvements and leasing commissions	(0.08)	(0.08)	(0.02)	(0.06)	(0.06)
Straight-line rent revenue	(0.15)	(0.14)	(0.15)	(0.18)	(0.17)
Straight-line rent expense on ground leases	0.01	0.01	0.01	0.01	0.01
Amortization of acquired below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Amortization of loan fees	0.03	0.05	0.03	0.04	0.04
Stock compensation expense	0.05	0.06	0.04	0.05	0.05
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.10	$1.09	$1.08	$1.02	$1.00

Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – basic and diluted	71,366	71,314	71,195	71,126	71,073

(1)	Calculated in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	9

SUPPLEMENTAL
INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Company Profile

Alexandria Real Estate Equities, Inc. (NYSE:ARE), is the largest and leading REIT uniquely focused on collaborative science campuses in urban innovation clusters located in key coastal gateway cities, with a total market capitalization of $11.3 billion as of March 31, 2015, and an asset base of 30.7 million square feet, including 18.5 million RSF of operating and current value-creation projects, as well as an additional 2.2 million square feet of near-term and 10.0 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in AAA locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria is known for its high-quality and diverse client tenant base, with approximately 52% of total annualized base rent as of March 31, 2015, generated from investment-grade client tenants – a REIT industry-leading percentage. Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its innovative client tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit our website at www.are.com.

Unique niche strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. The key elements of our strategy include:

•
A consistent focus on collaborative science and technology campuses in urban innovation clusters offering highly dynamic environments with creative amenities that enhance productivity and foster innovation;

•
A unique and proven cluster model concentrating on best-in-class locations, Class A assets, high-quality client tenants, highly skilled scientific and entrepreneurial management talent, and significant and strategic investment risk capital;

•
First-in-class facilities that complement the cutting-edge scientific and managerial talent, smart capital, technology, and world-renowned academic and medical institutions in our clusters, providing our client tenants with dynamic environments to accelerate innovation, discovery, and commercialization;

•	Our facilities are focused on providing high-quality and generic space to meet the real estate requirements of, and that are reusable by, a wide range of client tenants.

•
Utilizing our long-term relationships with real estate professionals, top-tier investors, research institutions, and world-class global network to develop, acquire, and lease real estate focused on innovative science and technology companies;

•	Drawing upon our broad and meaningful science and technology industry relationships to attract new and leading client tenants; and

•	Strong and flexible capital structure to enable solid future growth.

Client tenant base

The impressive quality, diversity, breadth, and depth of our significant relationships with our client tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s strong underwriting skills and long-term industry relationships positively distinguish Alexandria from all other publicly traded REITs and real estate companies. As of March 31, 2015, investment-grade client tenants represented 52% of total annualized base rent. Additionally, as of March 31, 2015, the annualized base rent from our client tenant base consisted of the following mix:

•	26.6% from public biotechnology companies

•	22.0% from multinational pharmaceutical companies

•	21.7% from life science product, service, and device companies

•	19.6% from institutional (academic/medical, non-profit, and U.S. government)

•	6.8% from private biotechnology companies

•	3.3% from office and technology companies

Executive/senior management

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key coastal science and technology gateway cities that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s senior management team averages over 25 years of real estate experience, including over 13 years with Alexandria. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our unparalleled expertise, experience, reputation, and key relationships with the real estate, science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Executive management

Joel S. Marcus	Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga	EVP, Chief Financial Officer & Treasurer
Thomas J. Andrews	EVP – Regional Market Director – Greater Boston
Jennifer J. Banks	General Counsel, EVP & Corporate Secretary
Peter M. Moglia	Chief Investment Officer
Stephen A. Richardson	Chief Operating Officer & Regional Market Director – San Francisco Bay Area
Daniel J. Ryan	EVP – Regional Market Director – San Diego & Strategic Operations

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Investor Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common stock data (at the end of the quarter unless otherwise noted)
	1Q15	4Q14	3Q14	2Q14	1Q14
Closing stock price	$98.04	$88.74	$73.75	$77.64	$72.56
Dividend per share – quarter/annualized	$0.74/2.96	$0.74/2.96	$0.72/2.88	$0.72/2.88	$0.70/2.80
Dividend payout ratio for the quarter	58%	60%	60%	61%	60%
Dividend yield – annualized	3.0%	3.3%	3.9%	3.7%	3.9%
Common shares outstanding (in thousands)	71,545	71,464	71,372	71,318	71,246
Market value of common shares outstanding (in thousands)	$7,014,285	$6,341,704	$5,263,672	$5,537,136	$5,169,623
Total market capitalization (in thousands)	$11,290,054	$10,392,126	$9,147,179	$9,253,401	$8,799,376

Equity research coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management.  Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Company
Jamie Feldman / Jeffrey Spector	Sheila McGrath / Nathan Crossett	Anthony Paolone / Gene Nusinzon	David Rodgers / Stephen Dye
(646) 855-5808 / (646) 855-1363	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-1041	(216) 737-7341 / (312) 609-5480

Barclays Capital Inc.	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	Standard & Poor’s
Ross Smotrich	Michael Knott / Kevin Tyler	Richard Anderson / Jieren Huang	Cathy Seifert
(212) 526-2306	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (201) 626-1085	(212) 438-9545

Citigroup Global Markets Inc.	JMP Securities – JMP Group, Inc.	RBC Capital Markets	UBS Securities LLC
Michael Bilerman / Smedes Rose	Peter Martin / Aaron Hecht	Michael Carroll / Rich Moore	Ross Nussbaum / Nick Yulico
(212) 816-1383 / (212) 816-6243	(415) 835-8904 / (415) 835-3963	(440) 715-2649 / (440) 715-2646	(212) 713-2484 / (212) 713-3402

Cowen and Company, LLC
James Sullivan / Tom Catherwood
(646) 562-1380 / (646) 562-1382

Rating agencies
Moody’s Investors Service	Rating	Standard & Poor’s	Rating
Philip Kibel / Merrie Frankel	Baa2	George Skoufis / Jaime Gitler	BBB-
(212) 553-4569 / (212) 553-3652	Stable Outlook	(212) 438-2608 / (212) 438-5049	Positive Outlook

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Financial and Asset Base Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Operating data
Total revenues	$196,753	$188,674	$185,615	$176,402	$176,186
Operating margins	69%	70%	69%	70%	70%
Adjusted EBITDA – quarter annualized	$507,088	$493,432	$473,884	$452,568	$454,084
Adjusted EBITDA – trailing 12 months	$481,743	$468,492	$457,498	$441,914	$428,699
Adjusted EBITDA margins – quarter annualized	64%	65%	64%	64%	65%
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%	0.7%	0.7%	0.7%	0.6%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.3%	7.4%	7.4%	7.6%	7.6%
Capitalized interest	$10,971	$11,665	$12,125	$11,302	$12,013
Weighted average interest rate for capitalization of interest during period	3.54%	3.69%	3.73%	3.41%	3.88%

Net income (loss), FFO, and AFFO
Net income (loss) attributable to Alexandria’s common stockholders	$17,786	$(16,154)	$27,626	$27,932	$32,709
FFO attributable to Alexandria’s common stockholders – basic and diluted	$91,332	$61,475	$85,574	$84,513	$83,070
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$91,332	$87,905	$86,095	$84,513	$83,070
AFFO attributable to Alexandria’s common stockholders – diluted	$78,573	$77,958	$76,960	$72,506	$71,338

Per share data
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.25	$(0.23)	$0.39	$0.39	$0.46
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.28	$0.86	$1.20	$1.19	$1.17
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.28	$1.23	$1.21	$1.19	$1.17
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.10	$1.09	$1.08	$1.02	$1.00

Leasing activity and same property performance
Total leasing activity – RSF	1,022,669	581,660	871,416	752,364	563,394
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	30.8%	10.1%	18.6%	9.9%	18.2%
Rental rate increases (cash basis)	18.5%	2.4%	5.6%	3.0%	10.4%
RSF (1)	489,286	318,434	169,248	497,965	448,301
Same property – percentage change over comparable quarter from prior year:
NOI increase	2.3%	3.6%	5.0%	5.3%	3.8%
NOI increase (cash basis)	7.8%	6.7%	5.9%	5.7%	4.3%

(1) Included in total leasing activity immediately above.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Financial and Asset Base Highlights (continued)
(Dollars in thousands, except per occupied RSF amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Asset base statistics – at end of period
Number of properties (including unconsolidated joint ventures)	193	193	194	191	189
Rentable square feet (operating and current value-creation projects)	18,527,998	18,729,282	18,458,379	17,881,108	17,715,931
Total square footage (including near-term and future developable square feet)	30,654,286	31,538,470	31,617,818	31,378,329	31,239,652
ABR per occupied RSF	$38.67	$37.23	$37.23	$36.76	$36.18
Occupancy of operating properties – North America	96.8%	97.0%	97.3%	96.9%	96.6%
Occupancy of operating and redevelopment properties – North America	95.9%	96.1%	96.3%	95.6%	95.1%

Selected balance sheet information – at end of period
Gross investments in real estate	$8,541,889	$8,346,261	$8,280,799	$8,069,927	$7,923,080
Total assets	$8,405,221	$8,136,036	$8,020,314	$7,815,649	$7,756,039
Gross assets	$9,559,051	$9,256,281	$9,103,483	$8,855,459	$8,748,857
Total unsecured debt	$3,143,450	$3,026,370	$2,864,290	$2,719,310	$2,654,270
Total debt	$3,903,926	$3,678,579	$3,501,115	$3,334,861	$3,251,781
Net debt	$3,797,173	$3,565,684	$3,409,847	$3,248,641	$3,146,357
Total liabilities	$4,608,369	$4,226,478	$4,063,199	$3,826,766	$3,751,534
Common shares outstanding (in thousands)	71,545	71,464	71,372	71,318	71,246
Total equity capitalization	$7,386,128	$6,713,547	$5,646,064	$5,918,540	$5,547,595
Total market capitalization	$11,290,054	$10,392,126	$9,147,179	$9,253,401	$8,799,376

Key credit metrics
Net debt to Adjusted EBITDA – quarter annualized	7.5x	7.2x	7.2x	7.2x	6.9x
Net debt to Adjusted EBITDA – trailing 12 months	7.9x	7.6x	7.5x	7.4x	7.3x
Fixed charge coverage ratio – quarter annualized	3.3x	3.3x	3.3x	3.5x	3.3x
Fixed charge coverage ratio – trailing 12 months	3.3x	3.3x	3.3x	3.2x	3.0x
Non-income-producing assets as a percentage of gross investments in real estate	12%	16%	17%	17%	17%
Unencumbered NOI as a percentage of total NOI	82%	84%	84%	84%	83%
Dividend payout ratio (common stock)	58%	60%	60%	61%	60%
Adjusted EBITDA margins	64%	65%	64%	64%	65%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Key Operating Metrics
(Unaudited)

Occupancy of Operating Properties North America (1)		Same Property NOI Increase	NOI – Key Driver in NAV Growth (In millions)

1.8%
4.5%
2.3%
5.4%
5.5%
7.8%
2013
2014
1Q15
2013
2014
1Q15
Cash Basis

Drivers of Cash NOI Increase		Rental Rate Increases: Renewed/Re-leased Space	Operating Margins

30.8%
16.2%
13.3%
18.5%
4.0%
5.4%
2013
2014
1Q15
2013
2014
1Q15
Cash Basis

Percentage of triple net leases	95%
Percentage of leases containing annual rent escalations	94%
Percentage of leases providing for the recapture of capital expenditures	93%

(1)	As of the end of each respective period.

(2)	Represents the three months ended March 31, 2015, annualized.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Same Property Performance
(Dollars in thousands)
(Unaudited)

Same Property Financial Data	1Q15	Same Property Statistical Data	1Q15
Percentage change over comparable period from prior year:		Number of same properties	164
NOI increase	2.3%	Rentable square feet	13,997,782
NOI increase (cash basis)	7.8%	Occupancy – current period average	96.0%
Operating margin	69%	Occupancy – same period prior year average	95.4%

	Three Months Ended March 31,
	2015	2014	$ Change	% Change
Revenues:
Rental – same properties	$124,980	$123,169	$1,811	1.5%
Rental – non-same properties	18,628	7,401	11,227	151.7
Total rental	143,608	130,570	13,038	10.0

Tenant recoveries – same properties	42,929	40,361	2,568	6.4
Tenant recoveries – non-same properties	5,465	1,321	4,144	313.7
Total tenant recoveries	48,394	41,682	6,712	16.1

Other income – same properties	12	36	(24)	(66.7)
Other income – non-same properties	4,739	3,898	841	21.6
Total other income	4,751	3,934	817	20.8

Total revenues – same properties	167,921	163,566	4,355	2.7
Total revenues – non-same properties	28,832	12,620	16,212	128.5
Total revenues	196,753	176,186	20,567	11.7

Expenses:
Rental operations – same properties	51,413	49,709	1,704	3.4
Rental operations – non-same properties	9,810	2,798	7,012	250.6
Total rental operations	61,223	52,507	8,716	16.6

Our share of NOI from unconsolidated joint ventures:
Joint venture NOI – same properties	—	—	—	—
Joint venture NOI – non-same properties	860	—	860	100.0
Our share of NOI from unconsolidated joint ventures	860	—	860	100.0

Net operating income from continuing operations:
NOI – same properties	116,508	113,857	2,651	2.3
NOI – non-same properties	19,882	9,822	10,060	102.4
Total NOI from continuing operations	$136,390	$123,679	$12,711	10.3%

NOI – same properties	$116,508	$113,857	$2,651	2.3%
Less: straight-line rent adjustments	(2,740)	(8,272)	5,532	(66.9)
NOI – same properties (cash basis)	$113,768	$105,585	$8,183	7.8%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Same Property Performance (continued)
(Unaudited)

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and completed developed and redeveloped assets to the extent that those assets were operating for the entirety of the comparable same property periods presented. The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and (ii) the same property performance for the operating portfolio including those assets that were either under current redevelopment or previously completed redevelopments. For each period presented, same property performance including redevelopment properties would have been higher than our traditional method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to office/laboratory space (with higher NOI) through redevelopment.  We believe our traditional method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceding period

Percentage change in same property NOI over preceding period (cash basis)

NOI Included in All Comparative Periods
	Operating Properties	Recently Completed		Properties Under Active
Legend		Developments	Redevelopments	Development	Redevelopment
Same property data as reported	Yes	Yes (1)	Yes (1)	No	No

Same property operating portfolio	Yes	No	No	No	No

Same property data including redevelopments	Yes	No	Yes	No	Yes

(1)
Recently delivered developments and redevelopments are included in the same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2013 are included in 2015 versus 2014 same property performance (as a percentage change over 2014).

The following table reconciles same properties to total properties for the quarter ended March 31, 2015:

Development – current	Properties
50/60 Binney Street	2
430 East 29th Street	1
5200 Illumina Way – Building 6	1
3013/3033 Science Park Road	2
6040 George Watts Hill Drive	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455/1515 Third Street (unconsolidated joint venture)	2
10

Development – deliveries since January 1, 2014	Properties
269 East Grand Avenue	1
499 Illinois Street	1
75/125 Binney Street	1
3

Redevelopment – current	Properties
225 Second Avenue	1
11055/11065 Roselle Street	2
3

Redevelopment – deliveries since January 1, 2014	Properties
11075 Roselle Street	1
10121 Barnes Canyon Road	1
2

Summary	Properties
Development – current	10
Development – deliveries	3
Redevelopment – current	3
Redevelopment – deliveries	2

Development/redevelopment – Asia	2

Acquisitions since January 1, 2014:
3545 Cray Court	1
4025/4031/4045 Sorrento Valley Boulevard	3
9625 Towne Centre Drive	1
640 Memorial Drive	1

Properties “held for sale”	3
Total properties excluded from same properties	29

Same properties	164

Total properties as of March 31, 2015	193

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	17

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Leasing Activity
(Unaudited)

	Three Months Ended March 31, 2015			Year Ended December 31, 2014
(Dollars are per RSF)	Including Straight-line Rent		Cash Basis	Including Straight-line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	30.8%		18.5%	13.3%	5.4%
New rates	$36.98		$37.67	$40.32	$40.73
Expiring rates	$28.27		$31.79	$35.60	$38.63
Rentable square footage	489,286			1,447,516
Number of leases	38			124
Tenant improvements/leasing commissions per square foot	$11.80			$10.49
Average lease terms	4.1 years			3.5 years

Developed/redeveloped/previously vacant space leased
New rates	$47.89		$43.15	$40.62	$36.50
Rentable square footage	533,383			1,321,317
Number of leases	20			66
Tenant improvements/leasing commissions per square foot	$19.18			$14.96
Average lease terms	12.2 years			11.5 years

Leasing activity summary (totals):
New rates	$42.67		$40.53	$40.46	$38.71
Rentable square footage	1,022,669	(2)		2,768,833
Number of leases	58			190
Tenant improvements/leasing commissions per square foot	$15.65			$12.62
Average lease terms	8.3 years			7.3 years

Lease expirations (1)
Expiring rates	$28.29		$32.06	$33.09	$35.79
Rentable square footage	616,528			1,733,614
Number of leases	50			151

(1)	Excludes 23 month-to-month leases for 103,763 RSF and 20 month-to-month leases for 43,672 RSF as of March 31, 2015, and December 31, 2014, respectively.

(2)	During 1Q15, we granted tenant concessions/free rent averaging approximately 2.8 months with respect to the 1,022,669 RSF leased.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	18

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Lease Expirations
(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	ABR of Expiring Leases (per RSF)	Favorable Lease Structure
2015	52	(1)	897,006	(1)	5.4%	$27.92	Percentage of triple net leases	95%
2016	96		1,198,870		7.2%	$32.25
2017	88		1,658,853		9.9%	$28.18
2018	72		1,618,216		9.7%	$40.06
2019	61		1,504,408		9.0%	$36.33	Percentage of leases containing annual rent escalations	94%
2020	49		1,405,953		8.4%	$35.82
2021	35		1,263,228		7.5%	$38.78
2022	21		793,378		4.7%	$33.74
2023	22		1,182,259		7.1%	$37.71	Percentage of leases providing for the recapture of capital expenditures	93%
2024	14		752,398		4.5%	$45.13
Thereafter	38		3,212,519		19.2%	$48.80

	2015 RSF of Expiring Leases							ABR of Expiring Leases (per RSF)	2016 RSF of Expiring Leases					ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases		Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total
Market
Greater Boston	89,105	39,917	—		167,944	(2)	296,966	$35.91	27,303	39,301	—	223,453	290,057	$40.17
San Francisco Bay Area	74,909	15,081	—		23,822		113,812	39.69	23,892	10,142	—	116,027	150,061	32.10
New York City	—	—	—		9,330		9,330	N/A	—	—	—	5,449	5,449	N/A
San Diego	—	—	182,611	(3)	35,919		218,530	16.29	—	—	—	254,423	254,423	39.81
Seattle	—	—	—		39,578		39,578	20.22	2,468	9,594	—	38,975	51,037	32.75
Maryland	7,227	—	—		101,751		108,978	16.70	—	—	—	148,654	148,654	26.15
Research Triangle Park	—	2,189	—		92,350	(4)	94,539	20.56	—	44,866	—	97,478	142,344	23.15
Canada	—	—	—		—		—	—	—	—	—	67,479	67,479	23.99
Non-cluster markets	—	4,703	—		5,647		10,350	N/A	—	—	—	3,854	3,854	N/A
Asia	—	—	—		4,923		4,923	17.05	—	81,170	—	4,342	85,512	15.98
Total	171,241	61,890	182,611		481,264		897,006	$27.92	53,663	185,073	—	960,134	1,198,870	$32.25
Percentage of expiring leases	19%	7%	20%		54%		100%		4%	15%	—%	81%	100%

(1)	Excludes 23 month-to-month leases for 103,763 RSF.

(2)	Includes a lease for 128,325 RSF expiring on May 31, 2015, at 19 Presidential Way, Woburn, MA. We are currently marketing this space for lease.

(3)
Comprises 48,880 RSF at 10151 Barnes Canyon Road and 133,731 RSF at 9625 Towne Centre Drive, which were acquired in 3Q13 and 4Q14, respectively, with the intent to redevelop them into tech office spaces in 4Q15 and 3Q15, respectively, upon expiration of the acquired in-place leases.

(4)	Includes a lease for 81,580 RSF that expired on April 24, 2015, at 2525 NC Highway 54, Durham, NC. We are currently marketing this space for lease.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Top 20 Client Tenants
(Dollars in thousands)
(Unaudited)

		Remaining Lease Term in Years (1)		Aggregate RSF	ABR	Percentage of Aggregate ABR	Investment-Grade Ratings
	Client Tenant						Fitch	Moody’s	S&P
1	Novartis AG	2.5	(2)	697,814	$33,374	5.5%	AA	Aa3	AA-
2	ARIAD Pharmaceuticals, Inc.	15.0		386,111	30,147	5.0	—	—	—
3	Illumina, Inc.	14.9		595,886	25,406	4.2	—	—	BBB-
4	New York University	15.5		209,224	19,897	3.3	—	Aa3	AA-
5	Roche	5.5		343,472	16,490	2.7	AA	A1	AA
6	United States Government	9.1		344,727	16,456	2.7	AAA	Aaa	AA+
7	Eli Lilly and Company	8.7		257,119	15,356	2.5	A	A2	AA-
8	FibroGen, Inc.	8.6		234,249	14,278	2.4	—	—	—
9	Amgen Inc.	8.5		401,623	14,274	2.4	BBB	Baa1	A
10	Biogen Inc.	13.2		313,872	13,707	2.3	—	Baa1	A-
11	Dana-Farber Cancer Institute, Inc.	15.3		154,100	11,877	2.0	—	A1	—
12	Massachusetts Institute of Technology	4.4		202,897	10,589	1.8	—	Aaa	AAA
13	The Regents of the University of California	8.4		230,633	10,285	1.7	AA	Aa2	AA
14	Bristol-Myers Squibb Company	3.8		251,316	10,087	1.7	A-	A2	A+
15	Celgene Corporation	6.4		273,086	10,084	1.7	—	Baa2	BBB+
16	The Scripps Research Institute	2.9		218,031	10,027	1.7	AA-	Aa3	—
17	GlaxoSmithKline plc	4.3		208,394	9,557	1.6	A+	A2	A+
18	Sanofi	5.0		179,697	8,012	1.3	AA-	A1	AA
19	Alnylam Pharmaceuticals, Inc.	6.5		129,424	6,955	1.2	—	—	—
20	Sumitomo Dainippon Pharma Co., Ltd.	8.0		106,232	6,441	1.1	—	—	—
	Total/weighted average	9.0		5,737,907	$293,299	48.8%

(1)	Based on percentage of aggregate annualized base rent in effect as of March 31, 2015.

(2)
Excludes (i) one lease extension in the Greater Boston area that was executed in April 2015, and (ii) extension options for international leases controlled by Novartis AG.  As of March 31, 2015, the remaining lease term would be 3.0 years considering the executed lease extension in Greater Boston and the international extension options.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	20

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Client Tenant Mix
(Unaudited)

Investment-Grade Client Tenants:

52%

of ARE’s Total ABR

(By ABR)

Multinational Pharmaceutical	Institutional (Academic/Medical, Non-Profit, and U.S. Government)	Life Science Product, Service, and Device	Biotechnology: Public & Private
• AstraZeneca PLC
• Bayer AG
• Bristol-Myers Squibb Company
• Eisai Co., Ltd.
• Eli Lilly and Company
• GlaxoSmithKline plc
• Merck & Co., Inc.
• Novartis AG
• Pfizer Inc.
• Roche
• Sanofi
• Shire plc
• Sumitomo Dainippon Pharma Co., Ltd.
• UCB S.A.

• Dana-Farber Cancer Institute, Inc.
• Duke University
• Environmental Protection Agency
• Fred Hutchinson Cancer Research Center
• Massachusetts Institute of Technology
• National Institutes of Health
• New York University
• Partners HealthCare System, Inc.
• Sanford-Burnham Medical Research Institute
• Stanford University
• The Regents of the University of California
• The Scripps Research Institute
• UMass Memorial Health Care, Inc.
• University of North Carolina Health Care System
• United States Government
• University of Washington

• Aramco Services Company
• BASF Corporation
• Canon U.S. Life Sciences, Inc.
• DSM N.V.
• Fluidigm Corporation
• Foundation Medicine, Inc.
• Google Inc.
• Illumina, Inc.
• Laboratory Corporation of America Holdings
• Monsanto Company
• Myriad Genetics, Inc.
• Quest Diagnostics Incorporated
• Sigma-Aldrich Corporation
• Smith & Nephew plc
• Thermo Fisher Scientific Inc.

• Alnylam Pharmaceuticals, Inc.
• ARIAD Pharmaceuticals, Inc.
• Amgen Inc.
• Biogen Inc.
• bluebird bio, Inc.
• Celgene Corporation
• Epizyme, Inc.
• FibroGen, Inc.
• FORMA Therapeutics, Inc.
• Gilead Sciences, Inc.
• Medivation, Inc.
• Nektar Therapeutics
• Principia Biopharma Inc.
• Quanticel Pharmaceuticals, Inc.
• Receptos, Inc.
• Sage Therapeutics, Inc.
• Syros Pharmaceuticals, Inc.
• Warp Drive Bio, LLC

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Summary of Properties and Occupancy
(Unaudited)

Summary of properties

	RSF					Number of Properties	ABR (Dollars in thousands)
Market	Operating	Development	Redevelopment	Total	% Total
Greater Boston	4,319,427	786,382	112,500	5,218,309	28%	42	$208,517	36%
San Francisco Bay Area	2,713,034	422,980	—	3,136,014	17	27	115,322	19
New York City	678,816	134,013	—	812,829	4	4	53,494	9
San Diego	3,144,604	358,609	31,277	3,534,490	19	48	102,311	17
Seattle	746,260	—	—	746,260	4	10	30,369	5
Maryland	2,156,196	—	—	2,156,196	12	29	49,298	8
Research Triangle Park	980,763	61,547	—	1,042,310	6	15	20,864	3
Canada	322,967	—	—	322,967	2	4	8,100	1
Non-cluster markets	105,033	—	—	105,033	1	3	1,373	—
North America	15,167,100	1,763,531	143,777	17,074,408	93	182	589,648	98
Asia	1,197,464	—	—	1,197,464	6	8	6,503	1
Subtotal	16,364,564	1,763,531	143,777	18,271,872	99	190	596,151	99
Properties “held for sale” (1)	256,126	—	—	256,126	1	3	6,668	1
Total	16,620,690	1,763,531	143,777	18,527,998	100%	193	$602,819	100%

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	3/31/15	12/31/14	3/31/14	3/31/15	12/31/14	3/31/14
Greater Boston	98.9%	98.8%	97.5%	96.4%	95.9%	94.5%
San Francisco Bay Area	98.5	98.9	99.9	98.5	98.9	99.9
New York City	99.5	99.5	98.3	99.5	99.5	98.3
San Diego	94.9	96.5	96.6	93.9	95.5	93.0
Seattle	96.2	94.8	92.9	96.2	94.8	92.9
Maryland	93.2	92.5	92.2	93.2	92.5	92.2
Research Triangle Park	98.8	99.1	99.0	98.8	99.1	99.0
Subtotal	97.0	97.2	96.8	96.1	96.2	95.2
Canada	99.0	97.6	96.8	99.0	97.6	96.8
Non-cluster markets	68.0	77.3	76.2	68.0	77.3	76.2
North America	96.8%	97.0%	96.6%	95.9%	96.1%	95.1%

(1)	See page 27 for additional information.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	22

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	1,361,734	530,477	—	1,892,211	8	$74,284	99.2%	99.2%
50/60, 75/125, and 225 Binney Street, 161 and 215 First Street, 150 Second Street, and 300 Third Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	68,980	99.5	99.5
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	8,281	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,575	100.0	100.0
780/790 Memorial Drive	99,658	—	—	99,658	2	6,483	95.3	95.3
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,713	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	3,182,649	530,477	—	3,713,126	23	174,936	99.3	99.3
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	157,631	255,905	—	413,536	1	12,215	100.0	100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	8,699	92.2	92.2
3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street
19 Presidential Way	128,325	—	—	128,325	1	3,398	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	2,303	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	801	100.0	100.0
225 Second Avenue	—	—	112,500	112,500	1	—	N/A	—
Route 128	580,807	—	112,500	693,307	12	15,201	95.4	79.9
Route 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0	100.0
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,315	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495/Worcester	398,340	—	—	398,340	6	6,165	100.0	100.0
Greater Boston	4,319,427	786,382	112,500	5,218,309	42	$208,517	98.9%	96.4%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	23

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Francisco Bay Area
Mission Bay
409/499 Illinois Street	455,069	—	—	455,069	2	$26,750	100.0%	100.0%
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,801	100.0	100.0
1500 Owens Street	158,267	—	—	158,267	1	7,112	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	8,799	89.1	89.1
1455/1515 Third Street (unconsolidated joint venture – 51.0% ownership)	—	422,980	—	422,980	2	—	N/A	N/A
Mission Bay	981,074	422,980	—	1,404,054	7	52,462	98.2	98.2
South San Francisco
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	17,175	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	—	407,369	3	16,489	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	5,938	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,411	100.0	100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	3,313	100.0	100.0
South San Francisco	1,262,934	—	—	1,262,934	14	47,326	100.0	100.0
Palo Alto/Stanford Research Park
849/863 Mitten Road and 866 Malcolm Road	103,857	—	—	103,857	1	2,566	100.0	100.0
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	98,446	—	—	98,446	1	3,869	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
75/125 Shoreway Road	83,005	—	—	83,005	1	1,626	71.0	71.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,669	100.0	100.0
Palo Alto/Stanford Research Park	469,026	—	—	469,026	6	15,534	94.9	94.9
San Francisco Bay Area	2,713,034	422,980	—	3,136,014	27	$115,322	98.5%	98.5%

New York City
Manhattan
Alexandria Center® for Life Science	593,661	134,013	—	727,674	2	$49,425	99.5%	99.5%
430 and 450 East 29th Street
Pennsylvania
102 Witmer Road	50,000	—	—	50,000	1	3,334	100.0	100.0
701 Veterans Circle	35,155	—	—	35,155	1	735	100.0	100.0
Pennsylvania	85,155	—	—	85,155	2	4,069	100.0	100.0
New York City	678,816	134,013	—	812,829	4	$53,494	99.5%	99.5%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Nautilus	241,191	—	—	241,191	4	$8,008	90.3%	90.3%
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	231,526	—	—	231,526	3	8,863	100.0	100.0
10931, 10933, and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Spectrum	261,583	63,000	—	324,583	4	11,593	100.0	100.0
3115/3215 Merryfield Row and 3013/3033 Science Park Road
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,570	100.0	100.0
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
Torrey Pines	923,362	63,000	—	986,362	13	35,861	97.5	97.5
University Town Center
5200 Illumina Way	497,078	295,609	—	792,687	6	19,522	100.0	100.0
10300 Campus Point Drive	449,759	—	—	449,759	1	16,446	100.0	100.0
ARE Esplanade	180,208	—	—	180,208	3	6,709	93.1	93.1
4755, 4757, and 4767 Nexus Center Drive
ARE Towne Centre	272,309	—	—	272,309	4	3,725	78.1	78.1
9363, 9373, 9393, and 9625 Towne Centre Drive (1)
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,470,864	295,609	—	1,766,473	15	49,176	95.1	95.1
Sorrento Mesa
5810/5820 and 6138/6150 Nancy Ridge Drive	138,844	—	—	138,844	2	2,816	75.6	75.6
ARE Portola	105,812	—	—	105,812	3	1,796	70.0	70.0
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road (2)	102,392	—	—	102,392	2	1,948	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,451	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Mesa	447,109	—	—	447,109	9	9,984	85.3	85.3
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	90,378	—	31,277	121,655	6	2,253	100.0	74.3
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,542	100.0	100.0
Sorrento Valley	193,489	—	31,277	224,766	10	4,795	100.0	86.1
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	3,144,604	358,609	31,277	3,534,490	48	$102,311	94.9%	93.9%

(1) We acquired 9625 Towne Centre Drive in 4Q14 with an in-place lease.  The property contains 133,731 RSF and will undergo conversion into tech office space through redevelopment in 3Q15, upon expiration of the acquired in-place lease.
(2) We acquired these properties in 3Q13 with the intent to redevelop them upon the expiration of the in-place leases. We completed the redevelopment of 53,512 RSF at 10121 Barnes Canyon Road in 3Q14 and delivered 100% of the project to Outerwall Inc., a high-quality technology client tenant. The remaining 48,880 RSF will undergo conversion into tech office space through redevelopment beginning in 4Q15 upon expiration of the acquired in-place lease.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	25

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Seattle
Lake Union
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1616 Eastlake Avenue East	168,708	—	—	168,708	1	6,261	83.3	83.3
1551 Eastlake Avenue East	117,482	—	—	117,482	1	3,548	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,164	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,598	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,133	100.0	100.0
Lake Union	663,339	—	—	663,339	7	27,452	95.8	95.8
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,078	100.0	100.0
Elliott Bay	82,921	—	—	82,921	3	2,917	100.0	100.0
Seattle	746,260	—	—	746,260	10	$30,369	96.2%	96.2%

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	$12,395	100.0%	100.0%
1330 Piccard Drive	131,511	—	—	131,511	1	3,121	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,948	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,091	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,389	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,249	93.8	93.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	7,223	89.7	89.7
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	5,284	95.8	95.8
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
16020 Industrial Drive	71,000	—	—	71,000	1	1,048	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	829	71.3	71.3
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	826,642	—	—	826,642	13	16,657	91.9	91.9
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,254	86.6	86.6
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,156,196	—	—	2,156,196	29	$49,298	93.2%	93.2%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total

Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,154	93.8%	93.8%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,537	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	2,924	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	81,580	—	—	81,580	1	1,692	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,341	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	530	100.0	100.0
6040 George Watts Hill Drive	—	61,547	—	61,547	1	—	N/A	N/A
Research Triangle Park	980,763	61,547	—	1,042,310	15	$20,864	98.8%	98.8%

Canada	322,967	—	—	322,967	4	8,100	99.0	99.0

Non-cluster markets	105,033	—	—	105,033	3	1,373	68.0	68.0

North America	15,167,100	1,763,531	143,777	17,074,408	182	$589,648	96.8%	95.9%

Asia	1,197,464	—	—	1,197,464	8	6,503

Subtotal	16,364,564	1,763,531	143,777	18,271,872	190	$596,151

Properties “held for sale”
500 Forbes Boulevard (South San Francisco)	155,685	—	—	155,685	1	5,540
Other	100,441	—	—	100,441	2	1,128
Properties “held for sale”	256,126	—	—	256,126	3	$6,668

Total	16,620,690	1,763,531	143,777	18,527,998	193	$602,819

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	27

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Key Real Estate Metrics
(Unaudited)

2015 Disciplined Allocation of Capital (1)	Current Value-Creation Projects	12% Non-Income-Producing Assets

Mission Bay/
SoMa
25%
Torrey Pines/
UTC
10%
4%
Manhattan
14%
Other
47%
Cambridge

1.9M RSF

100 Binney Street
Cambridge
2%
Other in
North America
1%
Current
6%
2%
North America
1%
Asia

90%
Leased/Negotiating (2)

LEED Certified Percentage of ABR (3)	Near-Term Value-Creation Projects	Pre-Leased (4) Percentage of Ground-Up Developments Since January 1, 2009
2.2M RSF

1.8M RSF
37%
Pre-Leased
2.0M RSF
100%
Pre-Leased
Multi-Tenant
Single-Tenant

47%
Leased/Negotiating (2)

(1)	Includes actual and projected construction and acquisitions for the year ending December 31, 2015. Refer to page 45 for additional details.

(2)	See page 30 for breakdown.

(3)	Upon completion of our in-process LEED certification projects.

(4)	Multi-tenancy projects since January 1, 2009, aggregating 1.8 million RSF were on average 37% pre-leased at the time development commenced.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Investments in Real Estate
(Dollars in thousands, except per square foot amounts)
(Unaudited)

		Investments in Real Estate
		Consolidated	ARE Share of Unconsolidated Joint Venture	Total		Square Feet
							Unconsolidated Joint Venture		Per SF (1)
	Page			Amount	%	Consolidated		Total

Rental properties	22	$7,509,763	$45,710	$7,555,473	88%	16,463,059	157,631	16,620,690	$460

Current value-creation projects/
Construction in progress (“CIP”):	30
Current development in North America	32, 33	361,182	114,275	475,457		1,084,646	678,885	1,763,531	377
Current redevelopment in North America	35	52,927	—	52,927		143,777	—	143,777	368
		414,109	114,275	528,384	6%	1,228,423	678,885	1,907,308	376

Rental properties and current value-creation projects		7,923,872	159,985	8,083,857		17,691,482	836,516	18,527,998	452

Near-term value-creation projects in North America (CIP):	30, 36
100 Binney Street	36, 37	130,475	—	130,475	2%	416,788	—	416,788	313
Other projects	38 – 43	97,169	—	97,169	1%	1,747,992	—	1,747,992	56
		227,644	—	227,644		2,164,780	—	2,164,780	105

Future value-creation projects:
North America	36	190,407	—	190,407	2%	3,541,801	—	3,541,801	54
Asia	48	79,938	—	79,938	1%	6,419,707	—	6,419,707	12
		270,345	—	270,345		9,961,508	—	9,961,508	27

Near-term and future value-creation projects		497,989	—	497,989		12,126,288	—	12,126,288	41

Current, near-term, and future value-creation projects		912,098	114,275	1,026,373	12%	13,354,711	678,885	14,033,596	87

Gross investments in real estate		8,421,861	159,985	$8,581,846	100%	29,817,770	836,516	30,654,286	$289
Equity method of accounting – unconsolidated joint ventures	44	120,028	N/A
Gross investments in real estate – including unconsolidated joint ventures		8,541,889	N/A
Less: accumulated depreciation		(1,153,830)	(545)
Investments in real estate		$7,388,059	$159,440

(1)
Items that include our share of unconsolidated joint ventures are not calculated directly from amounts shown on this page. The per square foot amount represents the total cost of our rental properties and value-creation projects, including our partners’ share, divided by the total rentable or developable square feet of the respective property.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Overview of Value-Creation Pipeline in North America

	CIP Square Feet	Total Project					Year of NOI Contribution – Forecast
		Square Feet	Leased	Negotiating		Leased/Negotiating	2015	2016	2017	2018
Property – Market/Submarket
Current value-creation development and redevelopment projects
360 Longwood Avenue – Greater Boston/Longwood Medical Area	255,905	413,536	38%	25%		63%
430 East 29th Street – New York City/Manhattan	134,013	418,639	69	23		92
3013/3033 Science Park Road – San Diego/Torrey Pines	63,000	165,938	81	—		81
225 Second Avenue – Greater Boston/Route 128	112,500	112,500	100	—		100
11055/11065/11075 Roselle Street – San Diego/Sorrento Valley	31,277	55,213	75	—		75
6040 George Watts Hill Drive – Research Triangle Park/RTP	61,547	61,547	100	—		100
5200 Illumina Way–Bldg 6 – San Diego/University Town Center	295,609	295,609	100	—		100
1455/1515 Third Street – San Francisco Bay Area/Mission Bay	422,980	422,980	100	—		100
50/60 Binney Street – Greater Boston/Cambridge	530,477	530,477	47	51		98
Total/weighted average	1,907,308	2,476,439	71%	19%		90%

Near-term value-creation development projects (1)
10300 Campus Point Drive–Bldg 2 – San Diego/University Town Center	142,034	142,034	75%	—%		75%
4796 Executive Drive – San Diego/University Town Center	61,755	61,755	—	100	(2)	100
100 Binney Street – Greater Boston/Cambridge	416,788	416,788	—	98	(3)	98
510 Townsend Street – San Francisco Bay Area/SoMa	300,000	300,000	100	—		100
10300 Campus Point Drive–Bldg 3 – San Diego/University Town Center	150,353	150,353	—	—		—
400 Dexter Avenue North – Seattle/Lake Union	287,806	287,806	28	24	(4)	52
5200 Illumina Way – San Diego/University Town Center	386,044	386,044	—	—		—
East 29th Street – New York City/Manhattan	420,000	420,000	—	—		—
Total/weighted average	2,164,780	2,164,780	22%	25%		47%

(1)    See page 19 for RSF targeted for redevelopment.
(2)    Under lease negotiations.
(3)    Includes an executed letter of intent for up to 242,000 RSF, or 58%, of the project.
(4)    Represents an option for Juno Therapeutics, Inc. to expand in the project by up to approximately 71,000 RSF, or additional 24% of the project.
								Value-Creation Development Projects
								Value-Creation Redevelopment Projects

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Deliveries of Value-Creation Development Projects
(Dollars in thousands)
(Unaudited)

Property	75/125 Binney Street	430 East 29th Street	3013/3033 Science Park Road	360 Longwood Avenue
Project Type	Development	Development	Development	Unconsolidated JV Development
Photograph/ Rendering

									Unlevered
	Placed into Service in 1Q15		RSF In Service		% of Project In Service	Total Project			Average Cash Yield		Initial Stabilized Yield (Cash Basis)		Initial Stabilized Yield
Property – Market/Submarket	Date	RSF	Prior to 1Q15	Total		Leased/ Negotiating	Investment
Consolidated development projects
75/125 Binney Street – Greater Boston/Cambridge	March 2015	388,270	—	388,270	100%	99%	$361,000	(1)	9.3%	(1)	8.4%	(1)	8.3%	(1)
430 East 29th Street – New York City/Manhattan	Various	43,209	241,417	284,626	68%	92%	$463,245		7.1%	(2)	6.6%	(2)	6.5%	(2)
3013/3033 Science Park Road – San Diego/Torrey Pines	Various	60,891	42,047	102,938	62%	81%	$104,790		7.7%	(2)	7.2%	(2)	7.1%	(2)

Unconsolidated joint venture (“JV”) development projects
360 Longwood Avenue – Greater Boston/Longwood Medical Area	March 2015	2,107	155,524	157,631	38%	63%	$350,000		9.3%	(2)	8.3%	(2)	8.9%	(2)

(1)
Increase in yields and cost of completion compared to previously disclosed amounts. Previously disclosed estimated yields were 9.1% for average cash yield, 8.0% for initial stabilized yield (cash basis), and 8.2% for initial stabilized yield and cost of completion was $351.4 million. The updated information reflects the final terms of our lease with ARIAD Pharmaceuticals, Inc., and excludes an additional $25 per RSF tenant improvement allowance available to the client tenant in the future.  If the client tenant elects to use this allowance, the total cost at completion could increase up to an additional $10 million with an associated increase in rental income and an estimated 0.1% increase in our initial stabilized yield from 8.3% to 8.4%.

(2)    Consistent with previously disclosed yields.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Current Value-Creation Development Projects – Consolidated
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property – Market/Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated development projects
50/60 Binney Street – Greater Boston/Cambridge	—	530,477	530,477	251,234	47%	268,911	51%	520,145	98%	1Q15	3Q17	2017
430 East 29th Street – New York City/Manhattan	284,626	134,013	418,639	288,237	69%	94,925	23%	383,162	92%	4Q12	4Q13	2015
5200 Illumina Way–Building 6 – San Diego/University Town Center	—	295,609	295,609	295,609	100%	—	—%	295,609	100%	3Q14	3Q16	2016
3013/3033 Science Park Road – San Diego/Torrey Pines	102,938	63,000	165,938	135,002	81%	—	—%	135,002	81%	2Q14	4Q14	2016
6040 George Watts Hill Drive – Research Triangle Park/Research Triangle Park	—	61,547	61,547	61,547	100%	—	—%	61,547	100%	4Q14	1Q16	2016
Consolidated development projects	387,564	1,084,646	1,472,210	1,031,629	70%	363,836	25%	1,395,465	95%

	Investment							Unlevered
Property – Market/Submarket			Cost to Complete – Internal Funding					Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
	In Service	CIP	2015	Thereafter		Total at Completion
Consolidated development projects
50/60 Binney Street – Greater Boston/Cambridge (1)	$—	$215,692	$98,618	$	TBD	$	TBD	TBD	TBD	TBD
430 East 29th Street – New York City/Manhattan	$309,718	$125,130	$28,397		$—		$463,245	7.1%	6.6%	6.5%
5200 Illumina Way–Building 6 – San Diego/University Town Center	$—	$11,448	$29,657		$28,795		$69,900	8.6%	7.0%	8.4%
3013/3033 Science Park Road – San Diego/Torrey Pines	$51,076	$4,350	$13,943		$35,421		$104,790	7.7%	7.2%	7.1%
6040 George Watts Hill Drive – Research Triangle Park/Research Triangle Park	$—	$4,562	$19,385		$1,853		$25,800	8.1%	7.3%	8.1%
Consolidated development projects	$360,794	$361,182	$190,000	$	TBD	$	TBD

(1)	The design and budget of this project are in process, and the estimated project costs with related yields are expected to be disclosed in the near future.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Current Value-Creation Development Projects – Unconsolidated Joint Ventures
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property – Market/Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Unconsolidated joint venture development projects
360 Longwood Avenue – Greater Boston/Longwood Medical Area	157,631	255,905	413,536	157,631	38%	103,752	25%	261,383	63%	2Q12	3Q14	2016
1455/1515 Third Street – San Francisco Bay Area/Mission Bay	—	422,980	422,980	422,980	100%	—	—%	422,980	100%	3Q14	1Q17	2017
Total	157,631	678,885	836,516	580,611	70%	103,752	12%	684,363	82%

	Investment
			Cost to Complete							Unlevered (1)
			2015		Thereafter					Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
Property – Market/Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding		Total at Completion
	In Service	CIP
Unconsolidated joint venture development projects (2)
100% of joint venture: 360 Longwood Avenue – Greater Boston/Longwood Medical Area	$115,293	$187,704	$29,125	$—	$17,878		$—		$350,000
100% of joint venture: 1455/1515 Third Street – San Francisco Bay Area/Mission Bay (3)	$21,150	$107,746	$—	$37,248	$—	$	TBD	$	TBD

ARE share of unconsolidated joint venture development projects (2)
27.5% of joint venture: 360 Longwood Avenue – Greater Boston/Longwood Medical Area	$34,923	$57,185	$8,009	$871	$4,916		$3,061		$108,965	9.3%	8.3%	8.9%
51.0% of joint venture: 1455/1515 Third Street – San Francisco Bay Area/Mission Bay (3)	$10,787	$57,090	$—	$21,129	$—	$	TBD	$	TBD	TBD	TBD	TBD
Total ARE share of unconsolidated joint venture development projects	$45,710	$114,275	$8,009	$22,000	$4,916	$	TBD	$	TBD

(1)
Our projected unlevered initial stabilized yield (cash basis) is based upon our share of the investment in real estate, including costs incurred directly by us outside of the joint venture. Development management fees earned from these development projects have been excluded from our estimate of unlevered yields.

(2)	See page 44 for additional information regarding our unconsolidated joint ventures.

(3)	The design and budget of this project are in process, and the estimated project costs with related yields are expected to be disclosed in the near future.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Current Value-Creation Development Projects

Property	50/60 Binney Street		430 East 29th Street	5200 Illumina Way – Building 6
Market/ Submarket	Greater Boston/ Cambridge		New York City/ Manhattan	San Diego/ University Town Center
RSF (in progress)	530,477		134,013	295,609
Project Type	Development		Development	Development
Client Tenants	Sanofi		Roche/New York University/Others	Illumina, Inc.
Photograph/ Rendering

Property	3013/3033 Science Park Road	6040 George Watts Hill Drive	360 Longwood Avenue	1455/1515 Third Street
Market/ Submarket	San Diego/ Torrey Pines	Research Triangle Park/ Research Triangle Park	Greater Boston/ Longwood Medical Area	San Francisco Bay Area/ Mission Bay
RSF (in progress)	63,000	61,547	255,905	422,980
Project Type	Development	Development	Unconsolidated Joint Venture Development	Unconsolidated Joint Venture Development
Client Tenants	Receptos, Inc./ The Medicines Company	Fujifilm Diosynth Biotechnologies U.S.A., Inc.	Dana-Farber Cancer Institute, Inc.	Uber Technologies, Inc.(1)
Photograph/ Rendering

(1)	We are currently working closely with Uber Technologies, Inc. (“Uber”) to revise the core/shell and exterior architecture of the building design.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Current Value-Creation Redevelopment Projects
(Dollars in thousands)
(Unaudited)

				Leased Status							Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased			Negotiating		Total Leased/Negotiating
Property – Market/Submarket	In Service	CIP	Total	RSF		%	RSF	%	RSF	%
Consolidated redevelopment projects
225 Second Avenue – Greater Boston/Route 128 (1)	—	112,500	112,500	112,500		100%	—	—%	112,500	100%	1Q14	2Q15	2015
11055/11065/11075 Roselle Street – San Diego/Sorrento Valley (2)	23,936	31,277	55,213	41,163	(3)	75%	—	—%	41,163	75%	4Q13	2Q14	2015
Consolidated redevelopment projects	23,936	143,777	167,713	153,663		92%	—	—%	153,663	92%

	Investment					Unlevered
Property – Market/Submarket			Cost to Complete		Total at Completion	Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
	In Service	CIP	2015	Thereafter
Consolidated redevelopment projects
225 Second Avenue – Greater Boston/Route 128	$—	$44,561	$2,109	$—	$46,670	9.0%	8.3%	8.3%
11055/11065/11075 Roselle Street – San Diego/Sorrento Valley	$7,118	$8,366	$2,866	$—	$18,350	8.0%	7.8%	7.9%
Consolidated redevelopment projects	$7,118	$52,927	$4,975	$—	$65,020

(1)	Redevelopment property to accommodate expansion requirements of existing client tenant. Property was acquired in March 2014.

(2)	Redevelopment property to accommodate expansion requirements of existing client tenant. Property was acquired in November 2013.

(3)	In 2Q14, we delivered 23,936 RSF to a life science company. We expect to deliver the remaining leased 17,227 RSF in 2Q15.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Near-Term and Future Value-Creation Development Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

				Embedded Land (1)		Total
Property – Market/Submarket	Book Value	Square Feet	Cost Per Square Foot	Square Feet		Book Value	Square Feet	Cost Per Square Foot
Near-Term Value-Creation Development Projects – Land undergoing predevelopment activities (CIP)
100 Binney Street – Greater Boston/Cambridge (2)	$130,475	416,788	$313	—		$130,475	416,788	$313
510 Townsend Street – San Francisco Bay Area/SoMa	59,441	300,000	198	—		59,441	300,000	198
5200 Illumina Way – San Diego/University Town Center	9,198	386,044	24	—		9,198	386,044	24
10300 Campus Point Drive – San Diego/University Town Center	6,195	292,387	21	—		6,195	292,387	21
4796 Executive Drive – San Diego/University Town Center	4,805	61,755	78	—		4,805	61,755	78
400 Dexter Avenue North – Seattle/Lake Union	17,530	287,806	61	—		17,530	287,806	61
East 29th Street – New York City/Manhattan	—	—	—	420,000	(3)	—	420,000	—
Near-term value-creation development projects	$227,644	1,744,780	$130	420,000		227,644	2,164,780	105

Future Value-Creation Development Projects – Land held for development
Alexandria Center® at Kendall Square–Residential – Greater Boston/Cambridge (4)	$33,059	288,515	$115	—		33,059	288,515	115
Alexandria Technology Square® – Greater Boston/Cambridge	7,721	100,000	77	—		7,721	100,000	77
Grand Avenue – San Francisco Bay Area/South San Francisco (5)	45,056	397,132	113	—		45,056	397,132	113
560 Eccles Avenue – San Francisco Bay Area/South San Francisco (6)	17,655	144,000	123	—		17,655	144,000	123
ARE Sunrise – San Diego/Torrey Pines	—	—	—	133,000		—	133,000	—
1150/1165/1166 Eastlake Avenue East – Seattle/Lake Union (7)	33,078	266,266	124	—		33,078	266,266	124
Other	53,838	1,726,888	31	486,000		53,838	2,212,888	24
Future value-creation development projects	$190,407	2,922,801	$65	619,000		190,407	3,541,801	54

Total near-term and future value-creation development projects in North America				1,039,000		$418,051	5,706,581	$73

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is classified in rental properties.

(2)	Includes infrastructure-related costs consisting of utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks.

(3)
We hold a right to ground-lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center® for Life Science pursuant to an option under our ground lease. We have begun discussions regarding this option and the potential to increase the site density beyond 420,000 SF.

(4)
Includes two residential sites at our Alexandria Center® at Kendall Square project. We have commenced construction on one residential building (270 Third Street) with 91 units aggregating approximately 105,000 gross square feet, which we expect to sell later in 2015. See page 4 for further information.

(5)	Represents two additional land parcels located adjacent to/surrounding the recently developed 249/259/269 East Grand Avenue campus leased to Amgen Inc. in South San Francisco.

(6)	Represents an additional land parcel located nearby our 341/343 Oyster Point Boulevard properties and within walking distance of Roche’s campus in South San Francisco.

(7)	The cost per square foot for 1165 Eastlake Avenue East includes an existing structure that can substantially be incorporated into the development plans.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Near-Term Value-Creation Development Projects
Greater Boston

Operating/Development Project	Near-Term Value-Creation Project

Property	Alexandria Center® at Kendall Square
Market/Submarket	Greater Boston/Cambridge
Aerial
Background
Alexandria received final approval from the City of Cambridge to develop the Alexandria Center® at Kendall Square, a fully integrated campus featuring four world-class office/laboratory and tech office buildings, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.2 million developable square feet over the original entitlements in place at acquisition.

Near-Term Opportunity
Our near-term development opportunity consists of 416,788 RSF at 100 Binney Street. Subject to market conditions, we expect to commence development in the near term. We also expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Near-Term Value-Creation Development Projects
San Francisco Bay Area

Operating/Development Project	Near-Term Value-Creation Project

Property	510 Townsend Street
Market/Submarket	San Francisco Bay Area/SoMa
Aerial
Background
Alexandria’s 510 Townsend Street project was acquired in April 2014 and represents an expansion of our successful Mission Bay science and technology campus into the SoMa submarket.  The site is ideally located at the corner of Townsend and 6th Streets, placing it within close proximity to public transportation.  The site is also adjacent to one of Interstate 280’s key arrival points into San Francisco and is only blocks away from Interstate 80 and US 101 Freeways. Furthermore, with its highly strategic location at the intersection of Alexandria’s Mission Bay science and technology campus and the SoMa technology district, the 510 Townsend Street site, and this key cluster expansion, mirrors the convergence of life science, technology, and healthcare occurring with the digital health revolution.

Near-Term Opportunity
Ground-up development of a tech office building at 510 Townsend Street with approximately 300,000 RSF 100% leased to Stripe, Inc. We anticipate receipt of Prop M entitlement allocation soon and plan to commence construction as soon as possible in 2015.  We also expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Near-Term Value-Creation Development Projects
San Diego

Operating/Development Project	Near-Term Value-Creation Project

Property	5200 Illumina Way
Market/Submarket	San Diego/University Town Center
Aerial
Background
Alexandria owns and operates the headquarters campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a market capitalization of $26.5 billion as of December 31, 2014. The initial campus consisted of buildings 1, 2, and 3 which aggregated 346,581 RSF. With our development of buildings 4 and 5 (completed in 4Q12 and 1Q13, respectively) and our current development of building 6, we have expanded the total RSF by an additional 446,106 RSF. Furthermore, we began seeking approval of an additional 214,067 RSF of entitlements to the campus, bringing our future expansion capacity to 386,044 RSF and an aggregate campus of 1,178,731 RSF.

Near-Term Opportunity
Ground-up development of additional office/laboratory buildings aggregating 386,044 RSF. Subject to market conditions, we expect to commence development of at least one additional building over the next one to three years as we expect expansion requirements from Illumina, Inc.  We also expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	10300 Campus Point Drive
Market/Submarket	San Diego/University Town Center
Aerial
Background
10300 Campus Point Drive is Alexandria’s flagship multi-tenant office/laboratory campus in University Town Center consisting of 449,759 RSF. We are perfecting additional entitlements to increase our aggregate campus to 742,146 RSF.

Near-Term Opportunity
Ground-up development of two buildings aggregating 292,387 RSF.  In April 2015, we executed a lease with an existing client tenant for an expansion into 75% of a new 142,034 RSF building (building 2). We expect to commence construction of this building in 2015 upon receipt of permits/approvals. We also expect to disclose the estimated investment and yields upon commencement of ground-up development. Subject to market conditions and finalizing design and permits, we expect to commence development of the third building aggregating 150,353 RSF in the near term as we receive expansion requirements from an existing client tenant.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	ARE Esplanade
Market/Submarket	San Diego/University Town Center
Aerial
Background
Alexandria’s Esplanade campus features three single-tenant operating properties located at 4755, 4757, and 4767 Nexus Center Drive, aggregating 180,208 RSF of office/laboratory space in the University Town Center submarket of San Diego.

Near-Term Opportunity
Ground-up development of a build-to-suit building at 4796 Executive Drive will expand the ARE Esplanade footprint by an additional 61,755 RSF. We are in negotiations with a client tenant for 100% of the building. Subject to final lease negotiations as well as completion of the design and budget for the project, we expect to commence construction in 2015. We also expect to disclose investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Near-Term and Future Value-Creation Development Projects
Seattle

Operating	Near-Term and Future Value-Creation Project

Property	400 Dexter Avenue North
Market/Submarket	Seattle/Lake Union
Aerial
Background
Alexandria’s Dexter Avenue North asset is located in Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington, as well as the corporate headquarters for Amazon.com, Inc.

Near-Term Opportunity
Ground-up development of an office/laboratory building for 287,806 RSF. In April 2015, we executed a lease with Juno Therapeutics, Inc. for 80,000 RSF, and the client tenant has an expansion option for approximately 71,000 RSF. We expect to commence construction of this building in 2015, and we expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Near-Term Value-Creation Development Projects
New York City

Operating/Development Project	Near-Term Value-Creation Project

Property	Alexandria Center® for Life Science – North Land Parcel
Market/Submarket	New York City/Manhattan
Aerial
Background
Alexandria was selected by the City of New York to transform a riverfront parcel into the Alexandria Center® for Life Science, New York City’s first and only world-class life science cluster campus. In 2010, we completed the ground-up development of the East Tower consisting of 309,035 RSF. In 4Q12, we commenced ground-up development of the West Tower consisting of 418,639 RSF.

Near-Term Opportunity
We hold an option to ground lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center® for Life Science. We have begun discussions regarding this option and the potential to increase the site density beyond 420,000 SF.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Unconsolidated Joint Ventures
(Dollars in thousands)
(Unaudited)

Three months ended March 31, 2015	360 Longwood Avenue			1455/1515 Third Street			Total ARE Share
	100%	ARE’s 27.5% Share	(1)	100%	ARE’s 51% Share	(1)		(1)
Revenue	$3,985	$1,174	(2)	$91	$47		$1,221
Rental operations	(1,063)	(295)		(130)	(66)		(361)
Interest	(11)	(4)		—	—		(4)
Depreciation and amortization	(579)	(214)		(132)	(68)		(282)
Net income (loss)	$2,332	$661		$(171)	$(87)		$574

As of March 31, 2015	360 Longwood Avenue				1455/1515 Third Street			Total ARE Share
	100%		ARE’s 27.5% Share	(1)	100%	ARE’s 51% Share	(1)		(1)
Rental properties	$115,293		$34,923		$21,150	$10,787		$45,710
Construction in progress	187,704		57,185		107,746	57,090		114,275
Gross investments in real estate	302,997		92,108		128,896	67,877		159,985
Less: accumulated depreciation	(1,132)		(387)		(309)	(158)		(545)
Investments in real estate	301,865		91,721		128,587	67,719		159,440
Other assets	13,792		4,617		10,338	5,411		10,028
Total assets	$315,657		$96,338		$138,925	$73,130		$169,468

Secured notes payable	$166,467	(3)	$45,778		$—	$—		$45,778
Other liabilities	4,998		1,374		4,486	2,288		3,662
Total liabilities	171,465		47,152		4,486	2,288		49,440
Equity	144,192		49,186		134,439	70,842		120,028
Total liabilities and equity	$315,657		$96,338		$138,925	$73,130		$169,468

	RSF				RSF
Rental properties	157,631				—
Active development (CIP) (4)	255,905				422,980
Total	413,536				422,980

(1)
Amounts include costs incurred directly by us outside of the joint ventures. We believe the information on our share of investments in unconsolidated joint ventures is useful information for investors as it provides our proportional share of the investments in real estate from all properties, including our share of the assets and liabilities of our unconsolidated joint ventures. This information also allows investors to estimate the impact of real estate investments and debt financing at the joint venture level.

(2)	Includes development fees earned.

(3)
Secured construction loan with an aggregate commitment of $213.2 million, which bears interest at LIBOR+3.75%, with a floor of 5.25%. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions.

(4)	See page 33 for further detail of our unconsolidated joint venture development projects.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Capital Allocation and Projected Construction Spending
(Dollars in thousands)
(Unaudited)

Capital Allocation Projected Construction and Acquisition Spending in 2015 (1)

Mission Bay/
SoMa
25%
Torrey Pines/
UTC
10%
4%
Manhattan
14%
Other
Cambridge
47%

(1)	Includes actual and projected construction and acquisitions for the year ending December 31, 2015.

Projected Construction Spending	Nine Months Ending December 31, 2015
Current value-creation projects in North America:
Development (consolidated)	$190,000
Development (unconsolidated joint venture)	22,000
Redevelopment	4,975
Developments/redevelopments recently transferred to rental properties	62,025	(1)
Generic laboratory infrastructure/building improvement projects	41,000	(2)
Current value-creation projects in North America			320,000
Near-term value-creation projects			253,000			(3)
Value-creation projects			573,000
Non-revenue-enhancing capital expenditures and tenant improvements			11,000
Projected construction spending for the nine months ending December 31, 2015 (midpoint)			$584,000

Full Year Construction Spending Guidance	Year Ending December 31, 2015
Projected construction spending for the nine months ending December 31, 2015 (range)			$534,000	–	634,000
Actual construction spending for the three months ended March 31, 2015			111,343
Guidance range for the year ending December 31, 2015			$645,000	–	745,000

(1)
Includes spending for recently delivered projects, including 4757 Nexus Center Drive and 1616 Eastlake Avenue East, that may require additional construction prior to occupancy, generally ranging from 15,000 to 30,000 RSF of the project plus amounts related to our recently completed development at 75/125 Binney Street.

(2)	Includes, among others, 3535 General Atomics Court, 9373 Towne Centre Drive, 5810/5820 Nancy Ridge Drive, 44 Hartwell Avenue, 19 Presidential Way, and 2525 East NC Highway 54.

(3)	See overview of our near-term value-creation projects on pages 30 and 36.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Historical Construction Spending
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Actual Construction Spending	Three Months Ended March 31, 2015
Development – North America	$64,488
Redevelopment – North America	14,262
Predevelopment	8,639
Generic laboratory infrastructure/building improvement projects in North America (1)	21,029
Development and redevelopment – Asia	2,925
Total construction spending	$111,343

(1) Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures shown in the table below.

Non-revenue-enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Three Months Ended March 31, 2015			Recent Average Per RSF (2)
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$2,278	15,554,054	$0.15	$0.34

Tenant improvements and leasing costs:
Re-tenanted space	$1,171	69,530	$16.84	$13.48
Renewal space	4,604	419,756	10.97	7.40
Total tenant improvements and leasing costs/weighted average	$5,775	489,286	$11.80	$8.66

(1)	Excludes amounts that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of the years ended December 31, 2011 through December 31, 2014, and the three months ended March 31, 2015, annualized.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Acquisitions
(Dollars in thousands)
(Unaudited)

											Unlevered
Property – Market/Submarket		Date Acquired	Number of Properties		Purchase Price		Loan Assumption			Percentage Leased	Average Cash Yield		Initial Stabilized Yield (Cash)		Initial Stabilized Yield
	Type								RSF
640 Memorial Drive – Greater Boston/Cambridge	Operating	1/21/15	1		$176,500		$82,000	(1)	225,504	100.0%	6.8%		6.4%		7.5%
Alexandria Technology Square® (10% noncontrolling interest) – Greater Boston/Cambridge	Operating	1/21/15	7	(2)	108,250	(2)	—		1,181,635	99.5%	6.1%	(3)	5.4%	(3)	6.1%	(3)
			8		$284,750		$82,000		1,407,139

(1)	Represents a secured note payable with a contractual rate of 3.93% and a maturity date in 2023.

(2)
During the three months ended March 31, 2015, we executed an agreement to purchase the outstanding 10% noncontrolling interest in our 1.2 million RSF, flagship campus at Alexandria Technology Square® for $108.3 million. Upon execution of the purchase agreement, we recognized a liability representing the fair value of the aggregate consideration, primarily consisting of the $108.3 million purchase price. The first installment of $54.3 million was paid on April 1, 2015, and the second installment of $54.0 million is due on April 1, 2016.

(3)
We believe there is further upside in our projected returns as we anticipate significant rent growth from 81% of the leases contractually ending in the next five years. Additionally, we believe we can increase our 1.2 million RSF campus by an additional 100,000 RSF and further increase NOI. The campus is currently 99.5% occupied and subject to a long-term ground lease. After considering the $108.3 million purchase of the outstanding 10% noncontrolling interest in this flagship campus and the anticipated near and medium-term upside in NOI from rental rate growth and campus expansion, we estimate that we can enhance our unlevered yields on our aggregate investment in the campus over the next five years to 8.5% and 8.1% (cash).

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Real Estate Investments in Asia
(Unaudited)

	Number of Properties	ABR (in thousands)	Occupancy Percentage	Book Value (1) (in thousands)		Square Feet
Rental properties in China	2	$1,218	53.8%	$81,414		632,078
Rental properties in India	6	5,285	62.2	69,316		565,386
Rental properties in Asia	8	$6,503	57.8%	150,730		1,197,464

Land held for future development in India				79,938		6,419,707
Total investments in real estate in Asia				$230,668	(1)	7,617,171

(1)	Includes cumulative unrealized foreign currency translation losses of approximately $39.7 million, as of March 31, 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Key Credit Metrics (1)
(Unaudited)

Net Debt to Adjusted EBITDA (2)	High Quality Tenancy	Pre-Leased Deliveries Drive Decline in Non-Income-Producing Assets (3)

7.2x
7.5x
7.5x
to
6.5x
< 7.0x
4Q14
1Q15
2015
Target Range
4Q15
Goal

Investment-Grade Client Tenants:
52%
of ARE’s Total ABR

Fixed Charge Coverage Ratio (2)	Adjusted EBITDA Margin (2)	Liquidity (in millions)

3.3x
3.3x
3.5x
to
3.0x
4Q14
1Q15
2015
Target Range

64%

Gross Assets (4)

$10

Billion

(1) These credit metrics, among others, represent certain metrics Moody’s Investors Service and/or Standard & Poor’s consider in their overall credit rating assignment.
(2) Quarter annualized.
(3) Represents non-income-producing assets (CIP and land) as a percentage of gross investments in real estate. See chart on page 28.
(4) Represents total assets plus accumulated depreciation.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Summary of Debt
(Dollars in millions)
(Unaudited)

Debt maturities chart

2015 Debt Maturities
Amount	Rate (2)	Projection
$47	1.68%	We expect to exercise our option to extend the maturity date from July 1, 2015, to July 1, 2016
6	N/A	Various repayments
$53

2016 Debt Maturities
Amount	Rate (2)	Projection
$375	1.60%	Partial repayment and amend and extend maturity to 2021
21	1.58%	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions
241	2.23%	Various repayments
$637

(1)
We expect to reduce the outstanding balance under our two unsecured senior bank term loans over the next few years. Additionally, we expect to partially repay a portion of our $375 million 2016 unsecured senior bank term loan and extend the maturity date of this loan from 2016 to 2021.

(2)
Represents the weighted average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

Fixed-rate/hedged and unhedged variable-rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total Debt	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (in years)
Secured notes payable	$482,663	$277,813	$760,476	19.5%	4.30%	3.1
Unsecured senior notes payable	1,747,450	—	1,747,450	44.7	3.98	8.1
$1.5 billion unsecured senior line of credit	—	421,000	421,000	10.8	1.22	3.8
2016 Unsecured Senior Bank Term Loan	350,000	25,000	375,000	9.6	1.60	1.3
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	15.4	1.71	3.8
Total/weighted average	$3,180,113	$723,813	$3,903,926	100.0%	3.17%	5.3
Percentage of total debt	81%	19%	100%

(1)
Represents the weighted average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

$11.3 Billion Total Market Capitalization	Fixed and Variable Rate Debt

62.2%
3.3%
6.7%
15.5%
5.3%
3.7%
3.3%
Equity
Common
Preferred
Secured Debt
Notes Payable
Unsecured Debt
Senior Notes Payable
2019 Senior Bank Term Loan
Senior Line of Credit
2016 Senior Bank Term Loan

Fixed Rate/Hedged Variable Rate
81%
19%
Unhedged Variable Rate

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

	Stated Rate		Weighted Average Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Period Ending December 31,
Debt						2015	2016	2017	2018	2019	Thereafter	Total
Secured notes payable
San Francisco Bay Area	L+1.50%		1.68%	7/1/15	(3)	$46,983	$—	$—	$—	$—	$—	$46,983
Greater Boston, San Francisco Bay Area, and San Diego	5.73		5.73	1/1/16		1,356	75,501	—	—	—	—	76,857
Greater Boston, San Diego, and New York City	5.82		5.82	4/1/16		741	29,389	—	—	—	—	30,130
San Diego	5.74		3.00	4/15/16		132	6,916	—	—	—	—	7,048
San Francisco Bay Area	L+1.40		1.58	6/1/16		—	20,550	—	—	—	—	20,550
San Francisco Bay Area	6.35		6.35	8/1/16		1,976	126,715	—	—	—	—	128,691
Maryland	2.17		2.17	1/20/17		—	—	76,000	—	—	—	76,000
Greater Boston	L+1.35		1.53	8/23/17		—	—	134,280	—	—	—	134,280
San Diego, Maryland, and Seattle	7.75		7.75	4/1/20		1,189	1,696	1,832	1,979	2,138	104,352	113,186
San Diego	4.66		4.66	1/1/23		1,053	1,464	1,540	1,614	1,692	31,674	39,037
Greater Boston	3.93		3.10	3/10/23		—	—	—	1,091	1,505	79,404	82,000
San Francisco Bay Area	6.50		6.50	6/1/37		18	19	20	22	23	728	830
Unamortized premiums						547	610	573	588	595	1,971	4,884
Secured notes payable weighted average/subtotal	4.42%		4.30			53,995	262,860	214,245	5,294	5,953	218,129	760,476

2016 Unsecured Senior Bank Term Loan	L+1.20%		1.60	7/31/16	(4)	—	375,000	—	—	—	—	375,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		1.71	1/3/19		—	—	—	—	600,000	—	600,000
$1.5 billion unsecured senior line of credit	L+1.10%	(5)	1.22	1/3/19		—	—	—	—	421,000	—	421,000
Unsecured senior notes payable	2.75%		2.79	1/15/20		—	—	—	—	—	400,000	400,000
Unsecured senior notes payable	4.60%		4.61	4/1/22		—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	6/15/23		—	—	—	—	—	500,000	500,000
Unsecured senior notes payable	4.50%		4.51	7/30/29		—	—	—	—	—	300,000	300,000
Unamortized discounts						(246)	(337)	(350)	(362)	(375)	(880)	(2,550)
Unsecured debt weighted average/subtotal			2.93			(246)	374,663	(350)	(362)	1,020,625	1,749,120	3,143,450
Weighted average/total			3.17%			$53,749	$637,523	$213,895	$4,932	$1,026,578	$1,967,249	$3,903,926

Balloon payments						$46,983	$632,449	$210,280	$—	$1,021,000	$1,954,466	$3,865,178
Principal amortization						6,766	5,074	3,615	4,932	5,578	12,783	38,748
Total consolidated debt						$53,749	$637,523	$213,895	$4,932	$1,026,578	$1,967,249	$3,903,926

Fixed-rate/hedged variable-rate debt						$6,766	$591,973	$3,615	$4,932	$605,578	$1,967,249	$3,180,113
Unhedged variable-rate debt						46,983	45,550	210,280	—	421,000	—	723,813
Total consolidated debt						$53,749	$637,523	$213,895	$4,932	$1,026,578	$1,967,249	$3,903,926

(1)
Represents the weighted average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)
We have two, one-year options to extend the stated maturity date to July 1, 2017, subject to certain conditions. We expect to exercise our option to extend the maturity date from July 1, 2015, to July 1, 2016.

(4)	We expect to partially repay a portion of this loan and extend the maturity date to 2021.

(5)
Our unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the stated rate of L+1.10%. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments outstanding.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

Secured construction loans
Property – Market/Submarket	Stated Rate	Maturity Date		Outstanding Balance	Remaining Commitments	Total Commitments
259 East Grand Avenue – San Francisco Bay Area/South San Francisco	L+1.50%	7/1/15	(1)	$46,983	$8,017	$55,000
269 East Grand Avenue – San Francisco Bay Area/South San Francisco	L+1.40%	6/1/16	(2)	20,550	15,450	36,000
75/125 Binney Street – Greater Boston/Cambridge	L+1.35%	8/23/17	(3)	134,280	116,120	250,400
				$201,813	$139,587	$341,400

(1)
We have two, one-year options to extend the stated maturity date to July 1, 2017, subject to certain conditions. We expect to exercise our option to extend the maturity date from July 1, 2015, to July 1, 2016.

(2)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(3)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	42%	≤ 60.0%	37.4%
Secured Debt to Total Assets	≤ 40%	8%	≤ 45.0%	7.1%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.2x	≥ 1.50x	3.14x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	233%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	41.8%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	7.84x

Interest rate swap agreements
		Number of Contracts	Weighted Average Interest Pay Rate (1)	Fair Value as of 3/31/15		Notional Amount in Effect as of
Effective Date	Maturity Date					3/31/15	12/31/15	12/31/16
December 31, 2014	March 31, 2016	3	0.53%	$(926)		$500,000	$500,000	$—
March 31, 2015	March 31, 2016	7	0.42%	(362)		450,000	450,000	—
March 31, 2016	March 31, 2017	5	1.35%	(2,129)		—	—	600,000
March 31, 2016	March 31, 2017	4	0.93%	N/A	(2)	—	—	200,000
				$(3,417)		$950,000	$950,000	$800,000

(1)
In addition to the interest pay rate for each swap agreement, interest is also payable at an applicable margin for borrowings outstanding as of March 31, 2015. Borrowings under our unsecured senior bank term loans include an applicable margin of 1.20% and borrowings outstanding under our unsecured senior line of credit include an applicable margin of 1.10%.

(2)	These additional interest rate swap agreements were executed in April 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Definitions and Reconciliations
(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Our computation of non-GAAP measures may not be comparable to similar measures reported by other companies.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended
(In thousands)	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Net income (loss)	$25,008	$(6,030)	$35,943	$36,116	$40,749
Interest expense:
Consolidated	23,236	22,188	20,555	17,433	19,123
Unconsolidated joint ventures	4	35	—	—	—
Total interest expense	23,240	22,223	20,555	17,433	19,123
Income taxes	1,122	—	—	—	—
Depreciation and amortization:
Continuing operations	58,920	57,973	58,388	57,314	50,421
Unconsolidated joint ventures	282	329	—	—	—
Total depreciation and amortization	59,202	58,302	58,388	57,314	50,421
EBITDA	108,572	74,495	114,886	110,863	110,293
Stock compensation expense	3,690	4,624	3,068	3,076	3,228
Loss on early extinguishment of debt	—	—	525	—	—
Gain on sales of real estate – rental properties	—	(1,838)	—	—	—
Gain on sales of real estate – land parcels	—	(5,598)	(8)	(797)	—
Impairment of real estate	14,510	51,675	—	—	—
Adjusted EBITDA	$126,772	$123,358	$118,471	$113,142	$113,521

EBITDA represents earnings before interest, taxes, depreciation, and amortization, a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our operations, including our unconsolidated joint ventures, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.  We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

Adjusted EBITDA margins

Our total revenues exclude revenues from discontinued operations, and for the purposes of calculating the Adjusted EBITDA margin ratio, we exclude Adjusted EBITDA generated by our discontinued operations to improve the consistency and comparability from period to period.

The following table reconciles Adjusted EBITDA to Adjusted EBITDA – excluding discontinued operations:

	Three Months Ended
(Dollars in thousands)	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Adjusted EBITDA	$126,772	$123,358	$118,471	$113,142	$113,521
Add back: operating loss from discontinued operations	43	116	180	147	162
Adjusted EBITDA – excluding discontinued operations	$126,815	$123,474	$118,651	$113,289	$113,683
Total revenues	$196,753	$188,674	$185,615	$176,402	$176,186
Adjusted EBITDA margins	64%	65%	64%	64%	65%

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  AFFO excludes certain items that are not representative of our operating results because such items are dependent upon historical costs or are subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income (loss) attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Definitions and Reconciliations (continued)
(Unaudited)

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our value-creation development and redevelopment projects.  These projects are focused on providing high-quality, generic, and reusable science and technology space to meet the real estate requirements of and are reusable by a wide range of client tenants.  We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to high-quality science and technology entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable facilities.  We generally will not commence new development projects for aboveground construction of Class A science and technology space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into science and technology space.

Land undergoing predevelopment activities (CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of construction of aboveground building improvements.  If aboveground construction is not initiated at completion of predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to deliver projects to prospective client tenants.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for construction of aboveground building improvements.

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed charge coverage ratio

The fixed charge coverage ratio is a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Adjusted EBITDA	$126,772	$123,358	$118,471	$113,142	$113,521

Interest expense	$23,240	$22,188	$20,555	$17,433	$19,123
Add: capitalized interest	10,971	11,665	12,125	11,302	12,013
Less: amortization of loan fees	(2,835)	(2,822)	(2,786)	(2,743)	(2,561)
Add: unconsolidated JV cash interest	588	—	—	—	—
Less: amortization of debt premiums (discounts)	82	(17)	36	69	(205)
Cash interest	32,046	31,014	29,930	26,061	28,370
Dividends on preferred stock	6,247	6,284	6,471	6,472	6,471
Fixed charges	$38,293	$37,298	$36,401	$32,533	$34,841
Fixed charge coverage ratio:
– quarter annualized	3.3x	3.3x	3.3x	3.5x	3.3x
– trailing 12 months	3.3x	3.3x	3.3x	3.2x	3.0x

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Definitions and Reconciliations (continued)
(Unaudited)

Funds from operations and funds from operations, as adjusted

FFO is a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance. Impairment write-downs of depreciable real estate are added back to net income for our computation of FFO, in accordance with NAREIT guidance. Our computation of FFO, as adjusted, further adds back impairment write-downs of non-depreciable real estate. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property.  Our initial stabilized yield excludes the impact of leverage.  Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis.  Our estimates for initial yields, initial yields on a cash basis, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•
Initial stabilized yield: reflects rental income less straight-line rent, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis): reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt to Adjusted EBITDA
Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Effective 1Q15 our calculation includes our share of unconsolidated joint venture debt.  The following table reconciles net debt to Adjusted EBITDA:

(Dollars in thousands)	3/31/15		12/31/14		9/30/14		6/30/14		3/31/14
Secured notes payable:
Consolidated	$760,476		$652,209		$636,825		$615,551		$597,511
Unconsolidated joint ventures	45,778		—		—		—		—
Total secured notes payable	806,254		652,209		636,825		615,551		597,511
Unsecured senior notes payable	1,747,450		1,747,370		1,747,290		1,048,310		1,048,270
Unsecured senior line of credit	421,000		304,000		142,000		571,000		506,000
Unsecured senior bank term loans	975,000		975,000		975,000		1,100,000		1,100,000
Cash and cash equivalents:
Consolidated	(90,641)		(86,011)		(67,023)		(61,701)		(74,970)
Unconsolidated joint ventures	(5,186)		—		—		—		—
Total cash and cash equivalents	(95,827)		(86,011)		(67,023)		(61,701)		(74,970)
Less: restricted cash	(56,704)		(26,884)		(24,245)		(24,519)		(30,454)
Net debt	$3,797,173		$3,565,684		$3,409,847		$3,248,641		$3,146,357
Adjusted EBITDA:
– quarter annualized	$507,088		$493,432		$473,884		$452,568		$454,084
– trailing 12 months	$481,743		$468,492		$457,498		$441,914		$428,699
Net debt to Adjusted EBITDA:
– quarter annualized	7.5	x	7.2	x	7.2	x	7.2	x	6.9	x
– trailing 12 months	7.9	x	7.6	x	7.5	x	7.4	x	7.3	x

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Definitions and Reconciliations (continued)
(Unaudited)

NOI

The following table reconciles income from continuing operations to total NOI from continuing operations:

	Three Months Ended
(In thousands)	3/31/15	3/31/14
Income from continuing operations	$25,051	$40,911
Add back:
General and administrative	14,387	13,224
Interest, including unconsolidated joint ventures	23,240	19,123
Depreciation and amortization, including unconsolidated joint ventures	59,202	50,421
Impairment of real estate	14,510	—
	111,339	82,768
Total NOI from continuing operations	$136,390	$123,679

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss on early extinguishment of debt, impairment of real estate, depreciation and amortization, interest expense, and general and administrative expense, including our share from our unconsolidated joint ventures.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets, including our share from our unconsolidated joint ventures.  NOI on a cash basis is NOI, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including assets acquired, properties placed into development and redevelopment, and projects delivered into operations from development and redevelopment, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, including any unconsolidated joint ventures, that were fully operating for the entirety of the comparative periods presented separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented and the liquidation value of the series D cumulative convertible preferred stock.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2015

Definitions and Reconciliations (continued)
(Unaudited)

Unencumbered NOI as a percentage of total NOI from continuing operations

Unencumbered NOI as a percentage of total NOI from continuing operations is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI from continuing operations in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations, including our share from unconsolidated joint ventures, which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.

	Three Months Ended
(Dollars in thousands)	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Unencumbered NOI	$111,957	$111,741	$108,155	$103,951	$103,096
Encumbered NOI	24,433	20,970	20,037	20,098	20,583
Total NOI from continuing operations	$136,390	$132,711	$128,192	$124,049	$123,679
Unencumbered NOI as a percentage of total NOI	82%	84%	84%	84%	83%

Weighted average interest rate for capitalization of interest

The weighted average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed to determine our weighted average interest rate for capitalization for each month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted average interest rate for capitalization of interest:

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Weighted average interest rate	3.54%	3.69%	3.73%	3.41%	3.88%

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